STMICROELECTRONICS N.V.

           (a company incorporated under the laws of The Netherlands)

                  Zero Coupon Senior Convertible Bonds due 2010





                             -----------------------


                                    INDENTURE

                          Dated as of November 16, 2000


                             -----------------------


                              The Bank of New York,
                                     Trustee


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                                TABLE OF CONTENTS
                             ----------------------

                                                                            PAGE
                                                                            ----

                                    ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions.....................................................2
SECTION 1.02.  Other Definitions...............................................7
SECTION 1.03.  Incorporation by Reference of Trust Indenture Act...............9
SECTION 1.04.  Rules of Construction...........................................9

                                    ARTICLE 2
                                 THE SECURITIES

SECTION 2.01.  Form and Dating................................................10
SECTION 2.02.  Execution and Authentication; Transfers........................10
SECTION 2.03.  Registrar, Paying Agent and Conversion Agent...................11
SECTION 2.04.  Paying Agent to Hold Money and Securities in Trust.............12
SECTION 2.05.  Securityholder Lists...........................................13
SECTION 2.06.  Replacement Securities.........................................13
SECTION 2.07.  Outstanding Securities; Determinations of Holders' Action......14
SECTION 2.08.  Cancellation...................................................15
SECTION 2.09.  Restrictive Legends............................................15
SECTION 2.10.  Transfer and Exchange..........................................16
SECTION 2.11.  Book-entry Provisions for Global Bonds.........................18
SECTION 2.12.  Special Transfer Provisions....................................18
SECTION 2.13.  CUSIP and ISIN Numbers.........................................21
SECTION 2.14.  Restrictions Upon Conversion of Restricted Securities..........21

                                    ARTICLE 3
                            REDEMPTION AND PURCHASES

SECTION 3.01.  Right to Redeem; Notices to Trustee............................22
SECTION 3.02.  Selection of Securities to Be Redeemed.........................22
SECTION 3.03.  Notice of Redemption...........................................23
SECTION 3.04.  Effect of Notice of Redemption.................................24
SECTION 3.05.  Deposit of Redemption Price....................................24
SECTION 3.06.  Securities Redeemed in Part....................................24
SECTION 3.07.  Conversion Arrangement on Call for Redemption..................24
SECTION 3.08.  Purchase of Securities at the Option of the Holder.............25
SECTION 3.09.  Purchase of Securities at the Option of the Holder Upon
                    Change in Control.........................................28


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                                                                            PAGE
                                                                            ----

SECTION 3.10.  Effect of Purchase Notice or Change in Control Purchase
                    Notice....................................................32
SECTION 3.11.  Deposit of Purchase Price or Change in Control Purchase
                    Price.....................................................33
SECTION 3.12.  Securities Purchased in Part...................................34
SECTION 3.13.  Covenant to Comply with Securities Laws Upon Purchase of Securities.............................................34
SECTION 3.14.  Repayment to the Company.......................................34

                                    ARTICLE 4
                                    COVENANTS

SECTION 4.01.  Payment of Securities..........................................35
SECTION 4.02.  SEC Reports....................................................35
SECTION 4.03.  Compliance Certificate; Notice of Defaults.....................36
SECTION 4.04.  Further Instruments and Acts...................................36
SECTION 4.05.  Maintenance of Office or Agency................................36
SECTION 4.06.  Additional Amounts.............................................37
SECTION 4.07.  Calculation of Original Issue Discount.........................39
SECTION 4.08.  Limitation on Liens............................................39
SECTION 4.09.  144 Information Requirement....................................40

                                    ARTICLE 5
                              SUCCESSOR CORPORATION

SECTION 5.01.  When Company May Merge or Transfer Assets......................41

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

SECTION 6.01.  Events of Default..............................................42
SECTION 6.02.  Acceleration...................................................44
SECTION 6.03.  Other Remedies.................................................45
SECTION 6.04.  Waiver of past Defaults........................................45
SECTION 6.05.  Control by Majority............................................45
SECTION 6.06.  Limitation on Suit.............................................45
SECTION 6.07.  Rights of Holders to Receive Payment...........................46
SECTION 6.08.  Collection Suit by Trustee.....................................46
SECTION 6.09.  Trustee May File Proofs of Claim...............................46
SECTION 6.10.  Priorities.....................................................47
SECTION 6.11.  Undertaking for Costs..........................................48
SECTION 6.12.  Notice of Defaults.............................................48

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                                                                            PAGE
                                                                            ----

SECTION 6.13.  Waiver of Stay, Extension or Usury Laws........................48

                                    ARTICLE 7
                                     TRUSTEE

SECTION 7.01.  Duties and Responsibilities of the Trustee; During Default;
                    Prior to Default..........................................49
SECTION 7.02.  Rights of Trustee..............................................50
SECTION 7.03.  Trustee's Disclaimer...........................................51
SECTION 7.04.  Notice of Defaults.............................................52
SECTION 7.05.  Reports by Trustee to Holders..................................52
SECTION 7.06.  Compensation and Indemnity.....................................52
SECTION 7.07.  Replacement of Trustee.........................................53
SECTION 7.08.  Successor Trustee by Merger....................................54
SECTION 7.09.  Eligibility; Disqualification..................................54
SECTION 7.10.  Preferential Collection of Claims Against Company..............54
SECTION 7.11.  Appointment of Authenticating Agent............................54
SECTION 7.12.  Trustee's Application for Instructions from the Company........56

                                    ARTICLE 8
                             DISCHARGE OF INDENTURE

SECTION 8.01.  Discharge of Liability on Securities...........................57
SECTION 8.02.  Repayment to the Company.......................................57

                                    ARTICLE 9
                                   AMENDMENTS

SECTION 9.01.  Without Consent of Holders.....................................58
SECTION 9.02.  With Consent of Holders........................................58
SECTION 9.03.  Revocation and Effect of Consent, Waivers and Actions..........59
SECTION 9.04.  Notation on or Exchange of Securities..........................60
SECTION 9.05.  Trustee to Sign Supplemental Indentures........................60
SECTION 9.06.  Effect of Supplemental Indentures..............................60

                                   ARTICLE 10
                                   CONVERSION

SECTION 10.01.  Conversion Privilege..........................................60
SECTION 10.02.  Conversion Procedure..........................................62
SECTION 10.03.  Fractional Shares.............................................64
SECTION 10.04.  Taxes on Conversion...........................................64

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                                                                            PAGE
                                                                            ----

SECTION 10.05.  Company to Provide Stock......................................64
SECTION 10.06.  Adjustments for Change in Capital Stock.......................65
SECTION 10.07.  Adjustment for Rights Issue...................................66
SECTION 10.08.  Adjustment for Other Distributions............................67
SECTION 10.09.  Adjustment for Certain Other Issuances........................69
SECTION 10.10.  When Adjustment May Be Deferred...............................72
SECTION 10.11.  When No Adjustment Required...................................73
SECTION 10.12.  Notice of Adjustment..........................................73
SECTION 10.13.  Voluntary Increase............................................73
SECTION 10.14.  Notice of Certain Transactions................................74
SECTION 10.15.  Reorganization of Company; Special Distributions..............74
SECTION 10.16.  Company Determination Final...................................75
SECTION 10.17.  Trustee's Adjustment Disclaimer...............................75
SECTION 10.18.  Simultaneous Adjustments......................................76
SECTION 10.19.  Successive Adjustments........................................76

                                   ARTICLE 11
                                  MISCELLANEOUS

SECTION 11.01.  Trust Indenture Act Controls..................................76
SECTION 11.02.  Notices.......................................................76
SECTION 11.03.  Certificate and Opinion to Conditions Precedent...............77
SECTION 11.04.  Statements Required in Certificate or Opinion.................77
SECTION 11.05.  Separability Clause...........................................78
SECTION 11.06.  Rules by Trustee, Paying Agents, Conversion Agent and
                    Registrar.................................................78
SECTION 11.07.  Legal Holiday.................................................78
SECTION 11.08.  Governing Law.................................................78
SECTION 11.09.  Submission to Jurisdiction; Appointment of Agent for
                    Service...................................................78
SECTION 11.10.  Successors....................................................79
SECTION 11.11.  Acts of Holders...............................................79
SECTION 11.12.  Waiver of Jury Trial..........................................80
SECTION 11.13.  Multiple Originals............................................80

EXHIBIT A-1 - Form of Face of Rule 144A Global Bond........................A-1-1
EXHIBIT A-2 - Form of Face of Regulation S Global Bond.....................A-2-1
EXHIBIT A-3 - Form of Face of Definitive Registered Bond...................A-3-1
EXHIBIT B-1 - Form of Reverse of Bond......................................B-1-1
EXHIBIT C   - Form of Certificate to be delivered in connection
                    with transfers pursuant to Regulation S..................C-1

                            CROSS-REFERENCING TABLE1

                                                                      Indenture
TIA Section                                                            Section
-----------                                                           ---------
310 (a)(1) .....................................................      7.09
    (a)(2) .....................................................      7.09
    (a)(3) .....................................................      N.A.
    (a)(4) .....................................................      N.A.
    (a)(5) .....................................................      7.09
    (b).........................................................   7.07; 7.09
    (c).........................................................      N.A.
311 (a).........................................................      7.10
    (b).........................................................      7.10
    (c).........................................................      N.A.
312 (a).........................................................      2.05
    (b).........................................................      11.03
    (c).........................................................      11.03
313 (a).........................................................      7.05
    (b).........................................................      7.05
    (c).........................................................   7.05, 11.02
    (d)    .....................................................      7.05
314 (a).........................................................   4.02, 11.02
    (b).........................................................      N.A.
    (c)(1) .....................................................      11.04
    (c)(2) .....................................................      11.04
    (c)(3) .....................................................      N.A.
    (d).........................................................      N.A.
    (e).........................................................      11.05
    (f).........................................................      4.04
315 (a).........................................................      7.01
    (b).........................................................   7.04; 11.02
    (c).........................................................      7.01
    (d)(1)......................................................      7.01
    (d)(2)......................................................      7.01
    (d)(3)......................................................      7.01
    (e).........................................................      6.11
316 (a)(1)(A)...................................................      6.05
    (a)(1)(B)...................................................      6.04
    (a)(2)......................................................      N.A.
    (a)(last sentence)..........................................      2.07
    (b).........................................................      6.07

----------
     1 This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

317 (a)(1) .....................................................      6.08
    (a)(2) .....................................................      6.09
    (b).........................................................      2.04
318 (a).........................................................      11.01

         INDENTURE, dated as of November 16, 2000 between STMicroelectronics N.V., a company incorporated under the laws of The Netherlands with its corporate seat in Amsterdam, The Netherlands (the "Company"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

         Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's Zero Coupon Senior Convertible Bonds due 2010 (the "Securities"):



                                    ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

         SECTION 1.01.  Definitions.

         "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control", when used with respect to any specified person, means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Authenticating Agent" means any person authorized by the Trustee pursuant to Section 7.11 to act on behalf of the Trustee to authenticate Securities.

         "Board" means, with respect to any matter, either the Managing Board of the Company or any committee of such Board duly authorized, with respect to such matter, to exercise the powers of such Board.

         "Bonds" means Global Bonds and Definitive Registered Bonds, collectively.

         "Business Day" means each day of the year on which banking institutions in Amsterdam, any Place of Payment or any Place of Conversion are not required or authorized by law or regulation to close.

         "Capital Market Indebtedness" means any obligation to repay money that is borrowed through the issuance of bonds, notes or other debt securities which are capable of being listed or traded on a stock exchange or other recognized securities market; except as expressly provided in Section 4.08, it does not include any off-balance sheet assets and obligations.

         "Capital Stock" for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) capital stock issued by that corporation.

         "Cash" or "cash" means such coin or currency of The United States of America as at any time of payment is legal tender for the payment of public and private debts.

         "Common Shares" means the common shares, nominal value (U)1.04 per share, of the Company as it exists on the date of this Indenture or any other shares of capital stock of the Company into which such Common Shares shall be reclassified or changed. "Common Shares" includes Dutch Shares and New York Shares.

         "Company" means the party named as the "Company" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent successor to such successor or successors.

         "Company Order" means a written request or order signed in the name of the Company by one or more of its Managing Directors (bestuurder) and one of its authorized officers and delivered to the Trustee.

         "Consolidated Subsidiary" means, at any date, any Subsidiary the accounts of which are consolidated with those of the Company as of such date for public financial reporting purposes.

         "Conversion Price" means, at any date, the then applicable Redemption Price divided by the Conversion Rate.

         "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

         "Definitive Registered Bond" means any Security registered in the Registrar's books, substantially in the form attached hereto as Exhibit A-3.

         "Depositary" means The Depository Trust Company ("DTC") and its nominee and successors.

         "Dutch Shares" means Common Shares maintained in Amsterdam, the Netherlands on the register of Netherlands Management Company B.V., the Dutch registrar.

         "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

         "Global Bonds" means, the Rule 144A Global Bond and the Regulation S Global Bond, collectively.

         "Holder" or "Securityholder" means a person in whose name a Security is registered on the Registrar's books.

         "Indenture" means this Indenture as amended or supplemented from time to time in accordance with the terms hereof.

         "Issue Date" of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

         "Issue Price" of any Security means, in connection with the original issuance of such Security, the initial issue price at which the Security is sold as set forth on the face of the Security.

         "Lien" means a preference arrangement on property, such as, a mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, charge, preference, priority, security agreement, capital lease obligation, conditional sale or any other agreement that has the same economic effect as any of the foregoing.

         "NASDAQ" means the National Association of Securities Dealers Automated Quotation System.

         "New York Shares" means Common Shares maintained in New York, New York on the register of The Bank of New York, the New York registrar.

         "Officers' Certificate" means a written certificate containing the information specified in Sections 11.04(1) and 11.05, and, if applicable, Sections 3.08(a), 4.06 and 5.01, signed in the name of the Company by one or more of its Managing Directors and one of its authorized officers and delivered to the Trustee.

         "Opinion of Counsel" means a written opinion containing the information specified in Sections 11.04(2) and 11.05 and, if applicable, Section 5.01 rendered by legal counsel who may be (i) an employee of, or counsel to, the Company or
(ii) other counsel designated by the Company and reasonably satisfactory to the Trustee.

         "Original Issue Discount" of any Security means the difference between the Issue Price and the Principal Amount of the Security as set forth on the face of the Security, and shall accrue as set forth in paragraph 1 of the Security and pursuant to the provisions set forth herein.

         "Participant" means, with respect to DTC, a Person who has an account with DTC.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Principal" or "Principal Amount" of a Security means the principal amount due at the Stated Maturity of the Security as set forth on the face of the Security.

         "Private Placement Legend" means the restrictive legend initially set forth in the Global Bond or the Definitive Registered Bonds, as set forth in Exhibits A-1, A-2 or A-3, as applicable.

         "QIB" means a "qualified institutional buyer" as defined under Rule
144A.

         "Redemption Date" shall mean the date specified for redemption of any of the Securities in accordance with the terms of the Securities and this Indenture.

         "Redemption Price" shall have the meaning set forth in paragraph 5 of the Securities.

         "Regulation S Definitive Registered Bond" means a Definitive Registered Security issued in respect of an interest in a Regulation S Global Bond.

         "Regulation S Global Bond" means the global Bond or Bonds without coupons, substantially in the form of Exhibit A-2 attached hereto, which will represent all of the Bonds sold in reliance on Regulation S unless or until Definitive Registered Bonds are issued in respect of all or any Bonds represented by the Regulation S Global Bond in which case the "Regulation S Global Bond" will represent all those Bonds that are not from time to time evidenced by Definitive Registered Bonds.

         "Regulation S" means Regulation S promulgated under the Securities Act.

         "Rule 144A Definitive Registered Bond" means a Definitive Registered Security issued in respect of an interest in a Rule 144A Global Bond.

         "Rule 144A Global Bond" means the global Bond or Bonds without coupons, substantially in the form of Exhibit A-1 attached hereto, which will represent all of the Bonds sold in compliance with Rule 144A, unless or until Definitive Registered Bonds are issued in respect of all or any Bonds represented by the Rule 144A Global Bond in which case the "Rule 144A Global Bond" will represent all those Bonds that are not from time to time evidenced by Definitive Registered Bonds.

         "Rule 144A" means Rule 144A under the Securities Act.

         "Sale Price" of a single Common Share on any date means the closing per share sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case the average of the average bid and the average ask prices) on such date as reported in composite transactions for the principal United States securities exchange on which the Common Shares are traded or, if the Common Shares are not listed on a United States national or regional stock exchange, as reported by NASDAQ; or, if the Common Shares are not listed or admitted to trading on any United States national or regional stock exchange or quoted on NASDAQ, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose.

         "SEC" means the Securities and Exchange Commission.

         "Securities" means any of the Company's Zero Coupon Senior Convertible Bonds due 2010, as amended or supplemented from time to time in accordance with the terms hereof, issued under this Indenture.

         "Securities Act" means the Securities Act of 1933, as amended.

         "SICOVAM" means SICOVAM S.A. and its successors.

         "Stated Maturity", when used with respect to any Security, means the date specified in such Security as the fixed date on which the Principal of such Security is due and payable.

         "Subsidiary" means (i) a corporation, a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors (or other governing body of such corporation) is, at the date of determination, directly or indirectly owned by the Company, by one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries of the Company, (ii) a partnership in which the Company or a Subsidiary of the Company holds a majority interest in the equity capital or profits of such partnership, or (iii) any other person (other than a corporation) in which the Company, a Subsidiary of the Company or the Company and one or more Subsidiaries of the Company, directly or indirectly, at the date of determination, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such person.

         "TIA" means the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and as in effect on the date of this Indenture.

         "Trading Day" means each day on which the securities exchange or quotation system which is used to determine the Sale Price is open for trading or quotation.

         "Trustee" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.

         "Trust Officer" when used with respect to the Trustee means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

         SECTION 1.02.  Other Definitions.



                                                                      Defined in
Term                                                                   Section
----                                                                  ----------
"Additional Amounts"..................................................  4.06
"Associate"...........................................................  3.09
"Authorized Agent"....................................................  11.10
"Average Sale Price"..................................................  10.01
"Bankruptcy Law"......................................................  6.01

                                                                      Defined in
Term                                                                   Section
----                                                                  ----------
"beneficial owner"....................................................  3.09(a)
"Change in Control"...................................................  3.09(a)
"Change in Control Purchase Date".....................................  3.09(a)
"Change in Control Purchase Notice"...................................  3.09(c)
"Change in Control Purchase Price"....................................  3.09(a)
"close of business"...................................................  3.03
"Company Notice"......................................................  3.08(c)
"Company Notice Date".................................................  3.08(c)
"Conversion Agent"....................................................  2.03
"Conversion Date".....................................................  10.02
"Conversion Rate".....................................................  10.01
"Custodian"...........................................................  6.01
"Dutch Registrar......................................................  2.03
"Event of Default"....................................................  6.01
"Ex-Dividend Time"....................................................  10.01
"Extraordinary Cash Dividend".........................................  10.08
"Legal Holiday".......................................................  11.08
"New York Conversion Agent"...........................................  2.03
"New York Paying Agent"...............................................  2.03
"New York Registrar"..................................................  2.03
"Notice of Default"...................................................  6.01
"Managers' Increase Option"...........................................  2.02
"Paris Conversion Agent"..............................................  2.03
"Paris Paying Agent"..................................................  2.03
"Paying Agent"........................................................  2.03
"Place of Conversion".................................................  2.03
"Place of Payment"....................................................  2.03
"Principal Shareholders"..............................................  3.09(a)
"Purchase Date".......................................................  3.08(a)
"Purchase Notice".....................................................  3.08(a)
"Purchase Price"......................................................  3.08(a)
"Registrar"...........................................................  2.03
"Relevant Date".......................................................  4.06

                                                                      Defined in
Term                                                                   Section
----                                                                  ----------
"Successor Jurisdiction"..............................................  5.01
"Taxes"...............................................................  4.06
"Time of Determination"...............................................  10.01

         SECTION 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "Commission" means the SEC.

         "indenture securities" means the Securities.

         "indenture security holder" means a Securityholder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on the indenture securities means the Company.

         All other TIA terms used in this Indenture that are defined by the TIA or defined by TIA reference to another statute or regulation have the meanings assigned to them by such definitions.

         SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

         (1) a term has the meaning assigned to it;

         (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time in The United States of America;

         (3) "or" is not exclusive;

         (4) "including" means including, without limitation; and

         (5) words in the singular include the plural, and words in the plural include the singular.


                                    ARTICLE 2
                                 THE SECURITIES

         SECTION 2.01. Form and Dating. The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibits A-1, A-2, A-3 and B-1, which are a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company and the Trustee). Each Security shall be dated the date of its authentication.

         SECTION 2.02. Execution and Authentication; Transfers. The Securities shall be executed by the Company by one or more of its Managing Directors. The signature of any of these Managing Directors on the Securities may be manual or facsimile.

         Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the Issue Date of such Securities.

         No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

         The Trustee shall authenticate and deliver Securities for original issue in an aggregate Principal Amount of $1,866,020,000 upon a Company Order without any further action by the Company; provided, however, that in the event that the Company sells any Securities pursuant to the Managers' increase option (the "Managers' Increase Option") granted pursuant to Section 2 of the Purchase Agreement, dated November 6, 2000, among the Company and UBS AG, acting through its business group UBS Warburg, and other Managers named therein, then the Trustee shall authenticate and deliver Securities for original issue in an aggregate Principal Amount of up to $1,866,020,000 plus up to $279,903,000 aggregate Principal Amount of Securities sold pursuant to the Managers' Increase Option upon a Company Order. The aggregate Principal Amount of Securities outstanding at any time, plus the aggregate Principal Amount of any Securities that have been converted or redeemed pursuant to the provisions of this Indenture prior to such time, may not exceed the amount set forth in the foregoing sentence, subject to the proviso set forth therein, except as provided in Section 2.06.

         The Securities shall be issued in fully registered form without interest coupons in the form of two or more certificates. The Securities initially offered and sold in reliance on Rule 144A shall be held through The Depository Trust Company and shall be represented by a Rule 144A Global Bond in definitive, fully registered form without interest coupons, substantially in the form set forth in Exhibit A-1 hereto. The Rule 144A Global Bond shall be deposited with the Bank of New York, as custodian for DTC, and registered in the name of the nominee of DTC. Securities initially offered and sold in reliance on Regulation S shall be held through SICOVAM, in which case they shall be represented by a Regulation S Global Bond in definitive, fully registered form without interest coupons, substantially in the form set forth in Exhibit A-2 hereto. The Regulation S Global Bond shall be registered in the name of, and deposited with, SICOVAM.

         Subject to the other provisions of this Indenture, upon a request to exchange beneficial interests in the Rule 144A Global Bond for beneficial interests in the Regulation S Global Bond, the New York Registrar shall appropriately adjust the register relating to the Rule 144A Global Bond and shall then instruct the Dutch Registrar to adjust the register relating to the Regulation S Global Bond accordingly. The Dutch Registrar shall then appropriately adjust the register relating to the Regulation S Global Bond, notify SICOVAM of the increase in the number of Securities held through SICOVAM and ask SICOVAM to have the exchanged Securities credited to the appropriate account. Upon a request to SICOVAM to exchange beneficial interests in the Regulation S Global Bond for beneficial interests in the Rule 144A Global Bond, SICOVAM shall instruct the Dutch Registrar to appropriately adjust the register relating to the Regulation S Global Bond and the Dutch Registrar shall instruct the New York Registrar to adjust the register relating to the Rule 144A Global Bond. The New York Registrar shall then appropriately adjust the register relating to the Rule 144A Global Bond, notify DTC of the increase in the number of Securities held through DTC and instruct DTC to have the exchanged Securities credited to the appropriate account.

         SECTION 2.03. Registrar, Paying Agent and Conversion Agent. The Company shall maintain an office or agency where Securities may be presented for (a) registration of transfer or for exchange in each of The City of New York (the "New York Registrar") and Amsterdam (the "Dutch Registrar" and together with the New York Registrar, the "Registrar"), (b) purchase or payment in each of The City of New York (the "New York Paying Agent") and Paris (the "Paris Paying Agent" and together with the New York Paying Agent, the "Paying Agent") and (c) conversion in each of The City of New York (the "New York Conversion Agent") and Paris (the "Paris Conversion Agent" and together with the New York Conversion Agent, the "Conversion Agent").

         Any city in which any Paying Agent or any Conversion Agent is located shall be called herein a "Place of Payment" or a "Place of Conversion", respectively. The New York Registrar and the Dutch Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent. The term Conversion Agent includes any additional conversion agent.

         The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar other than the Trustee. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee and the Holders of the name and address of any such agent and of any change in any office or agency referred to in Section 4.05. If the Company fails to maintain any required Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.06. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

         The Company initially appoints The Bank of New York as New York Conversion Agent and New York Paying Agent in connection with the Securities and initially appoints BNP Paribas, a societe anonyme organized under the laws of the French Republic, as Paris Conversion Agent and Paris Paying Agent in connection with the Securities, pursuant to a Paying and Conversion Agency Agreement dated as of November 16, 2000. The Company initially appoints The Bank of New York as New York Registrar. The Company also initially appoints Netherlands Management Company B.V., a company incorporated under the laws of The Netherlands, as Dutch Registrar pursuant to a Registrar's Agreement dated as of November 16, 2000.

         SECTION 2.04. Paying Agent to Hold Money and Securities in Trust. In accordance with Section 4.05 and except as otherwise provided herein, prior to or on each due date for payments in respect of any Security, the Company shall deposit with any Paying Agent a sum of money or, if permitted by the terms hereof, securities sufficient to make such payments when so becoming due.

         The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money and securities held by such Paying Agent for the making of payments in respect of the Securities and shall promptly notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any default by the Company in making any payments in respect of the Securities, each Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and securities so held in trust.

         If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money and securities held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money and securities held by it to the Trustee and to account for any money and securities disbursed by it. Upon doing so, such Paying Agent shall have no further liability for such money and securities.

         SECTION 2.05. Securityholder Lists. Each of the New York Registrar and the Dutch Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders.

         The Company shall furnish or cause to be furnished to the Trustee (i) at least semiannually on June 1 and December 1 a list of the names and addresses of Securityholders dated within 15 days of the date on which the list is furnished and (ii) at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Securityholders, other than (unless the Trustee is not the New York Registrar) those registered with the New York Registrar.

         SECTION 2.06. Replacement Securities. If (a) any mutilated Security is surrendered to the Company or the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and Principal Amount, bearing a number not contemporaneously outstanding.

         In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the

Company pursuant to Article 3 hereof, the Company in its discretion, but subject to any conversion rights, may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

         Upon the issuance of any new Securities under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

         Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

         SECTION 2.07. Outstanding Securities; Determinations of Holders' Action. Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, mutilated, destroyed, lost or stolen Securities for which the Trustee has authenticated and delivered a new Security in lieu therefor pursuant to Section 2.06 and those described in this Section 2.07 as not outstanding. Subject to Section 2.08, a Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite Principal Amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company, or any other obligor upon the Securities, or any Affiliate of the Company or such other obligor, shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Trust Officer of the Trustee has actual knowledge or has received written notice to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9).

         If a Security is replaced pursuant to Section 2.06, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

         If any Paying Agent holds, in accordance with this Indenture, on a Redemption Date, or on the Business Day following the Purchase Date, or on the Business Day following a Change in Control Purchase Date, or on Stated Maturity, money sufficient to pay the Securities payable on that date, then on and after that date such Securities shall cease to be outstanding and Original Issue Discount and interest, if any, on such Securities shall cease to accrue and all other rights of the Holder shall terminate (other than the right to receive the applicable Redemption Price, Purchase Price or Change in Control Purchase Price, as the case may be, upon delivery of the Security in accordance with the terms of this Indenture); provided, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

         If a Security is converted in accordance with Article 10, then from and after the Conversion Date such Security shall cease to be outstanding and Original Issue Discount and interest, if any, shall cease to accrue on such Security.

         SECTION 2.08. Cancellation. All Securities surrendered for payment, redemption or purchase by the Company pursuant to Article 3, conversion pursuant to Article 10, registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article
10. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. Unless the Company requests otherwise, the Trustee shall dispose of all cancelled Securities in accordance with its outstanding procedures.

         SECTION 2.09. Restrictive Legends. Unless and until a Security is registered under the Securities Act, (i) the Rule 144A Global Bond and Rule 144A Definitive Registered Bonds shall bear a restrictive legend in the face thereof substantially in the form contained in Exhibits A-1 and A-3 respectively, and
(ii) the Regulation S Global Bond and the Regulation S Definitive Registered Bonds shall bear a restrictive legend in the face thereof substantially in the form contained in Exhibits A-2 and A-3, respectively, until the 41st day after the date hereof.

         SECTION 2.10. Transfer and Exchange. (a) Transfers of any Global Bond shall be limited to transfers of such Global Bond in whole, but not in part. Transfers of interests in the Rule 144A Global Bond and the Regulation S Global Bond shall be effected by an increase or a reduction in the aggregate amount of Bonds represented by the Rule 144A Global Bond and the corresponding reduction or increase in the aggregate amount of Bonds represented by the Regulation S Global Bond, as the case may be.

          (b) When Definitive Registered Bonds are presented to the Registrar with a request from the Holder of such Definitive Registered Bonds to register a transfer, the Registrar shall register the transfer as requested. Every Definitive Registered Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing.

         At the option of the Holder, Definitive Registered Bonds may be exchanged for other Definitive Registered Bonds in denominations of $1,000 principal amount at maturity and integral multiples thereof evidencing an equivalent aggregate principal amount at maturity, upon surrender of the Definitive Registered Bonds to be exchanged at the office or agency maintained for such purpose pursuant to Section 2.04.

         To permit registrations of transfers and exchanges, the Company shall issue and execute and the Trustee shall authenticate new Definitive Registered Bonds evidencing such transfer or exchange at the Registrar's request. No service charge shall be made to the Holder for any registration of transfer or exchange. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Securityholder requesting such transfer or exchange (other than any exchange of a temporary Security for a definitive Security not involving any change in ownership). The Registrar shall not be required to exchange or register a transfer of any Definitive Registered Security for a period of 15 days immediately preceding the first mailing of notice of redemption of Definitive Registered Bonds to be redeemed or of any Definitive Registered Security selected, called or being called for redemption except, in the case of any Definitive Registered Security where public notice has been given that such Definitive Registered Security is to be redeemed in part, the portion thereof not to be redeemed.

         The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of (a) Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed), (b) any Securities in respect of which the Purchase Notice or a Change in Control Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be purchased in part, the portion thereof not to be purchased) or (c) any Securities for a period of 15 days before a selection of Securities to be redeemed.

          (c) Definitive Registered Bonds will also be issued in exchange for the Rule 144A Global Bond or the Regulation S Global Bond as directed by the Holder thereof (i) if an Event of Default occurs, upon the written request of the Holder of such Global Bond or, (ii) if the Depositary notifies the Company that it is unwilling or unable to continue as Depositary, and a successor thereof is not appointed by the Company within 90 days of such notice, and, in each case, in accordance with the provisions of Section 2.12. In any such event,

                        (A) the Company shall execute, and the Trustee, upon
                  receipt of an Officers' Certificate for the authentication and delivery of Definitive Registered Bonds, shall authenticate and deliver, without service charge, to the Persons specified by the Holder of such Global Bond, Definitive Registered Bonds each evidencing $1,000 principal amount at maturity or integral multiples thereof and registered in such names as such Holder shall instruct the Trustee evidencing an aggregate principal amount at maturity equal to and in exchange for such Global Bond held by such Holder; and

                       (B) if the principal amount at maturity evidenced by the
                  surrendered Global Bond is greater than the aggregate principal amount at maturity evidenced by all the Definitive Registered Bonds authenticated and delivered pursuant to clause (i) above, the Registrar shall adjust the register relating to such Global Bond to decrease the principal amount at maturity evidenced by such Global Bond by an amount equal to the aggregate principal amount at maturity evidenced by all such Definitive Registered Bonds.

         Upon the exchange of such Global Bond for Definitive Registered Bonds evidencing an aggregate principal amount of indebtedness at maturity equal to that of such Global Bond, such Global Bond shall be canceled by the Trustee.

         The Company shall reimburse the Registrar and the Trustee for reasonable expenses they incur in documenting such exchanges and issuances of Definitive Registered Bonds.

          (d) Any Rule 144A Definitive Registered Security delivered in exchange for an interest in a Rule 144A Global Bond pursuant to paragraph (c) of this
Section 2.10 shall, except as otherwise provided by paragraph (d) of Section 2.12, bear the legend regarding transfer restrictions applicable to a Rule 144A Definitive Registered Security set forth in Exhibit A-1. Any Regulation S Definitive Registered Security delivered in exchange for an interest in the Regulation S Global Bonds pursuant to paragraph (c) of this Section 2.10 shall, except as otherwise provided by paragraph (d) of Section 2.12, bear the legend regarding transfer restrictions applicable to the Regulation S Definitive Registered Security set forth in Exhibit A-3.

          (e) All Definitive Registered Bonds issued upon any exchange of beneficial interests in the Rule 144A Global Bond or the Regulation S Global Bond shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Bonds evidenced by such Global Bond surrendered upon such exchange.

         SECTION 2.11. Book-entry Provisions for Global Bonds. (a) Any beneficial interest in one of the Global Bonds that is transferred to a person who takes delivery in the form of an interest in another Global Bond will, upon transfer, cease to be an interest in such Global Bond and become an interest in such other Global Bond and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Bond for as long as it remains such an interest.

         (b) The Holder of a Global Bond may grant proxies and otherwise authorize any person to take any action which a Holder is entitled to take under this Indenture or the Bonds.

         SECTION 2.12. Special Transfer Provisions. Unless and until a Security is registered under the Securities Act, the following provisions shall apply:

         (a) Transfers to U.S. Persons. The following provisions shall apply with respect to any proposed transfer of a Security to a U.S. Person (excluding Non-U.S. Persons):

                  (i) If the Bond to be transferred consists of (A) either Rule 144A Definitive Registered Bonds or Regulation S Definitive Registered Bonds prior to the removal of the Private Placement Legend, the transferor must advise the Company and the Trustee in writing that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has advised the Company and the Trustee in writing that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A or (B) an interest in a Rule 144A Global Bond, the transfer of such interest may be effected only through the book-entry system maintained by the Depositary.

                  (ii) If the Security to be transferred consists of a Rule 144A Definitive Registered Bond, upon receipt by the Trustee of the documents referred to in paragraph (i) above and instructions given in accordance with the relevant Depositary's procedures, the New York Registrar shall adjust the register relating to the Rule 144A Global Bond to reflect an increase in the principal amount at maturity of Rule 144A Global Bonds in an amount equal to the principal amount at maturity of the Rule 144A Definitive Registered Bonds to be transferred, and the Trustee shall cancel the Rule 144A Definitive Registered Bonds so transferred.

         (b) Transfers of Interests in the Regulation S Global Bonds or Regulation S Definitive Registered Bonds. The following provisions shall apply with respect to any transfer of interests in Regulation S Global Bonds or Regulation S Definitive Registered Bonds:

                  (i) prior to the removal of the Private Placement Legend from the Regulation S Global Bonds or Regulation S Definitive Registered Bonds, such transfer must comply with paragraph (a) or (c) of this
         Section 2.12, as the case may be, and

                  (ii) after such removal, transfers of any such Bond may be made without provision of any additional certification.

         (c) Transfers to Non-U.S. Persons at Any Time. The following provisions shall apply with respect to any transfer of a Security to a Non-U.S. Person:

                  (i) any proposed transfer to any Non-U.S. Person of a Rule 144A Definitive Registered Security or an interest in a Rule 144A Global Bond may be made upon receipt by the Trustee of a certificate substantially in the form of Exhibit C hereto from the proposed transferor.

                  (ii) (a) If the proposed transferor holds a beneficial interest in a Rule 144A Global Bond, upon receipt by the Trustee of the documents, if any, required by paragraph (i), the New York Registrar and the Dutch Registrar shall perform the actions described in the last paragraph of Section 2.02.

         (d) Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Trustee shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Bonds bearing the Private Placement Legend, the Trustee shall deliver only Bonds that bear the Private Placement Legend unless (i) the Private Placement Legend is no longer required by Section 2.09, or (ii) if the time period referred to in Rule 144(k) has expired and there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

          (e) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture. In connection with any transfer of Securities, each Holder agrees by its acceptance of the Securities to furnish the Trustee or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Trustee shall not be required to determine (but may conclusively rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

         The Trustee shall retain copies of all letters, notices and other written communications received pursuant to Section 2.11 or this Section 2.12 in accordance with its customary record retention procedures. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Trustee.

         SECTION 2.13. CUSIP and ISIN Numbers. The Company in issuing the Securities may use "CUSIP" and/or "ISIN" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" and/or "ISIN" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" or "ISIN" numbers.

         SECTION 2.14. Restrictions Upon Conversion of Restricted Securities. Any purchaser of Securities, other than a foreign purchaser outside the U.S., shall, upon conversion of any Securities, if at the time of conversion such Securities are "restricted securities" within the meaning of Rule 144 under the Securities Act, be required to sign a letter addressed to the Company agreeing that:

          (a) if it should offer, resell or otherwise transfer any common shares issued upon conversion of its beneficial interests in the Securities within the time period referred to in Rule 144(k) under the Securities Act after the original issuance of the Securities, it will do so only:

                  (i) to the Company or any Subsidiary thereof,

                  (ii) outside the United States in compliance with Rule 903 or 904 under the Securities Act (and not in a pre-arranged transaction resulting in the resale of such interests in the Securities into the U.S.), or

                  (iii) pursuant to the exemption from registration provided by Rule 144A (if available); and

         (b) the Common Shares received upon conversion of the Securities may not be registered as New York Shares for so long as such Common Shares are "restricted securities" (within the meaning of Rule 144(a)(3)) that are not eligible for sale pursuant to Rule 144(k) under the Securities Act.


                                    ARTICLE 3
                            REDEMPTION AND PURCHASES

         SECTION 3.01. Right to Redeem; Notices to Trustee. The Company, at its option, may redeem the Securities for cash in accordance with the provisions set forth in paragraphs 5 and 7 of the Securities; provided, however, that the Securities may not be redeemed prior to November 16, 2003 except as provided for in the last two paragraphs of paragraph 5 of the Securities. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the Principal Amount of Securities to be redeemed and the Redemption Price.

         The Company shall give the notice to the Trustee provided for in this
Section 3.01 at least 45 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee). If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall not be less than ten days after the date of notice to the Trustee.

         SECTION 3.02. Selection of Securities to Be Redeemed. If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by any other method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange on which the Securities are then listed). The Trustee shall make the selection at least 30 but not more than 60 days before the Redemption Date from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the Principal Amount of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in Principal Amounts of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

         If any Security selected for partial redemption is thereafter surrendered for conversion in part before termination of the conversion right with respect to the portion of the Security so selected and prior to such redemption, the converted portion of such Security shall be deemed (so far as may be), solely for purposes of determining the aggregate Principal Amount of Securities to be redeemed by the Company, to be the portion selected for redemption. Securities that have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection. Nothing in this Section 3.02 shall affect the right of any Holder to convert any Security pursuant to Article 10 before the termination of the conversion right with respect thereto.

         SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed in the manner provided in Section 11.02.

         The notice shall identify the Securities to be redeemed and shall state:

         (1) the Redemption Date;

         (2) the Redemption Price;

         (3) the Conversion Rate;

         (4) the name and address of each Paying Agent and Conversion Agent and of the offices or agencies referred to in Section 4.05;

         (5) that Securities called for redemption may be converted at any time before the close of business on the Redemption Date;

         (6) that Holders who want to convert Securities must satisfy the requirements set forth in paragraph 8 of the Securities;

         (7) that Securities called for redemption must be surrendered to any Paying Agent or at any applicable office or agency referred to in Section 4.05 to collect the Redemption Price;

         (8) the CUSIP, ISIN, SICOVAM or other certificate number, if any, of the Securities;

         (9) if fewer than all the outstanding Securities are to be redeemed, the certificate numbers, if any, and Principal Amounts of the particular Securities to be redeemed; and

         (10) that, unless the Company defaults in payment of the Redemption Price, Original Issue Discount on Securities called for redemption and interest, if any, will cease to accrue on and after the Redemption Date.

         Wherever mentioned herein, the "close of business" on any day shall mean the close of business in Amsterdam, any Place of Conversion or any Place of Payment, as the case may be.

         At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

         SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date stated in the notice and at the Redemption Price therefor except for Securities that are converted in accordance with the terms of this Indenture. Upon the later of the Redemption Date and the date such Securities are surrendered to any Paying Agent or at any applicable office or agency referred to in Section 4.05, such Securities called for redemption shall be paid at the Redemption Price therefor. Notice of redemption shall be deemed to be given when mailed, whether or not the Holder receives such notice.

         SECTION 3.05. Deposit of Redemption Price. Prior to the Redemption Date, the Company shall deposit or cause to be deposited with any Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is a Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which prior thereto have been delivered by the Company to the Trustee for cancellation. Each Paying Agent shall as promptly as practicable return to the Company any money, with interest, if any, thereon (subject to the provisions of Section 7.02(f)), not required for that purpose because of conversion of Securities pursuant to Article 10. If such money is then held by the Company or a Subsidiary or an Affiliate of the Company in trust and is not required for such purpose it shall be discharged from such trust.

         SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in Principal Amount to the unredeemed portion of the Security surrendered.

         SECTION 3.07. Conversion Arrangement on Call for Redemption. In connection with any redemption of Securities, the Company may arrange for the purchase and conversion of any Securities called for redemption by an agreement with one or more investment bankers or other purchasers to purchase all or a portion of such Securities by paying to the Trustee in trust for the Holders whose Securities are to be so purchased, before the close of business on the Redemption Date, an amount that, together with any amounts deposited with the Trustee by the Company for redemption of such Securities, is not less than the Redemption Price, together with interest, if any, accrued to the Redemption Date, of such Securities. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the Redemption Price of such Securities, including all accrued interest, if any, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers but no such agreement shall relieve the Company of its obligation to pay such Redemption Price and interest, if any. If such an agreement is entered into, any Securities not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article 10) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Redemption Date, subject to payment of the above amount as aforesaid. The Trustee shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it for purchase and conversion in the same manner as it would moneys deposited with it by the Company for the redemption of Securities. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to fully indemnify the Trustee from, and hold it harmless against, any and all loss, liability or expense (including taxes other than taxes based on the income of the Trustee) arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers, including the costs and expenses incurred by the Trustee in the defense of any claim (whether asserted by the Company, any Holder or any other Person) or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture other than resulting from the Trustee's gross negligence or willful misconduct.

         SECTION 3.08. Purchase of Securities at the Option of the Holder. (a) General. Securities shall be purchased by the Company pursuant to paragraph 6 of the Securities as of January 17, 2005 (the "Purchase Date"), at the purchase price specified therein (the "Purchase Price"), at the option of the Holder thereof, upon:

                  (i) delivery to any Paying Agent or to any applicable office or agency referred to in Section 4.05 by the Holder of a written notice of purchase (the "Purchase Notice") at any time from the opening of business on the date that is 20 Business Days prior to the Purchase Date until the close of business on the Purchase Date stating:

                           (A) the certificate number, if any, of the Security
                  that the Holder will deliver to be purchased;

                           (B) the portion of the Principal Amount of the
                  Security which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

                           (C) that such Security shall be purchased on the
                  Purchase Date pursuant to the terms and conditions specified in this Indenture and in paragraph 6 of the Securities.

                  (ii) delivery of such Security prior to, on or after the Purchase Date (together with all necessary endorsements) to any Paying Agent at any office of such Paying Agent or to any applicable office or agency referred to in Section 4.05, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that the Purchase Price shall be so paid pursuant to this Section 3.08 only if the Security so delivered conforms in all material respects to the description thereof in the related Purchase Notice.

         The Company shall purchase from the Holder thereof, pursuant to this
Section 3.08, a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

         Any purchase by the Company contemplated pursuant to the provisions hereof shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Business Day following the Purchase Date and the time of delivery of the Security.

         Notwithstanding anything herein to the contrary, any Holder delivering to any Paying Agent or any applicable office or agency referred to in Section
4.05 the Purchase Notice contemplated by this Section 3.08(a) shall have the right to withdraw at any time prior to the close of business on the Purchase Date such Purchase Notice by delivery of a written notice of withdrawal to such Paying Agent or such office or agency in accordance with Section 3.10.

         Holders may surrender a Security for purchase by the Company by means of book entry delivery in accordance with the provisions set forth herein and the regulations of the applicable book entry facility. For the purposes of this
Section 3.08, a Security shall be deemed to have been surrendered to a Paying Agent upon receipt by such Paying Agent of a copy of an irrevocable notice given by any book entry facility to the relevant Registrar or any custodian for such Registrar instructing it to deliver the certificate corresponding to such Security to such Registrar for cancellation.

         Each Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

         At least five Business Days before the Company Notice Date (as defined below), the Company shall deliver an Officers' Certificate to the Trustee specifying:

                  (i) the information required by Section 3.08(c); and

                  (ii) whether the Company desires the Trustee to give the notice required by Section 3.08(c).

         (b) Purchase. On the Purchase Date the Principal Amount of the Securities in respect of which the Purchase Notice pursuant to Section 3.08(a) has been given, or a specified percentage thereof, may be purchased by the Company with cash equal to the aggregate Purchase Price of such Securities.

         (c) Notice of Election. The Company shall send notices (the "Company Notice") to the Holders (and to beneficial owners as required by applicable law) in the manner provided in Section 11.02, on a date not less than 20 Business Days prior to the Purchase Date (such date not less than 20 Business Days prior to the Purchase Date being herein referred to as the "Company Notice Date"). Such notices shall include a form of Purchase Notice to be completed by the Securityholder and shall state:

                  (i) the Purchase Price and Conversion Rate;

                  (ii) the name and address of each Paying Agent and Conversion Agent and of the offices or agencies referred to in Section 4.05;

                  (iii) that Securities as to which the Purchase Notice has been given may be converted into Common Shares at any time prior to the close of business on the applicable Purchase Date only if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                  (iv) that Securities must be surrendered to any Paying Agent or to any applicable office or agency referred to in Section 4.05 to collect payment;

                  (v) that the Purchase Price for any security as to which the Purchase Notice has been given and not withdrawn will be paid promptly following the later of the Purchase Date and the time of surrender of such Security as described in (iii);

                  (vi) the procedures the Holder must follow to exercise rights under Section 3.08 and a brief description of those rights;

                  (vii) briefly, the conversion rights of the Securities and that Holders who want to convert Securities must satisfy the requirements set forth in paragraph 8 of the Securities; and

                  (viii) the procedures for withdrawing the Purchase Notice.

         At the Company's written request, the Trustee shall give such notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such notice shall be prepared by the Company.

         (d) Procedure Upon Purchase. The Company shall deposit cash at the time and in the manner as provided in Section 3.10, sufficient to pay the aggregate Purchase Price of all Securities to be purchased pursuant to this Section 3.08. As soon as practicable after the later of the Business Day following the Purchase Date and the date such Securities are surrendered to any Paying Agent or at any applicable office or agency referred to in Section 4.05, the Company shall deliver to each Holder entitled to receive payment of the Purchase Price, cash in payment of such Purchase Price.

         SECTION 3.09. Purchase of Securities at the Option of the Holder Upon Change in Control. (a) If after November 6, 2000 there shall have occurred a Change in Control, Securities shall be purchased, at the option of the Holder thereof, by the Company at the purchase price specified in paragraph 6 of the Securities (the "Change in Control Purchase Price"), on the date that is 35 Business Days after the occurrence of the Change in Control (the "Change in Control Purchase Date"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.09(c).

         A "Change in Control" shall be deemed to have occurred at such time as any of the following events shall occur:

                  (i) Any person (for the purposes of this Section 3.09 only, the term "person" shall include a "person" within the meaning of
         Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any successor provision to either of the foregoing) (other than the Company, any Subsidiary, any employee benefit plan of either the Company or any Subsidiary, or any entity the majority of whose voting stock is owned directly or indirectly by one or both of the governments of the Republic of France or the Republic of Italy or any Principal Shareholder of the Company) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the total voting power in the aggregate of all classes of Capital Stock of the Company then outstanding normally entitled to vote in elections of Managing Directors; provided, however, that a person shall not be deemed beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act, and
         (2) is not also then reportable on Schedule 13D (or any successor schedule, form or report) under the Exchange Act. For the avoidance of doubt, a Change in Control will not be deemed to have occurred upon the occurrence alone of a decrease to below any particular percentage of STMicroelectronics Holding II B.V.'s percentage ownership in the Company;

                  (ii) There shall be consummated any consolidation or merger of the Company pursuant to which the Common Shares would be converted into cash, securities or other property, in each case other than a consolidation or merger of the Company in which the holders of Common Shares immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the total voting power in the aggregate of all classes of capital stock of the continuing or surviving corporation immediately after such consolidation or merger; or

                  (iii) There shall be consummated a transfer of all or substantially all of the assets of the Company, as an entirety, to any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), other than any Subsidiary, any employee benefit plan of either the Company or any Subsidiary, or any entity the majority of whose voting stock is owned directly or indirectly by one or both of the governments of the Republic of France or the Republic of Italy or any Principal Shareholder of the Company.

          "Associate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

         "Principal Shareholders" means France Telecom, CEA Industrie and Finmecanica S.p.A.

          (b) Within 15 Business Days after the occurrence of a Change in Control, (i) the Company shall mail a written notice of such Change in Control by first-class mail to the Trustee and to each Holder (and to beneficial owners if required by applicable law) and (ii) the Company shall cause a copy of such notice to be published in The Wall Street Journal or another daily newspaper of national circulation, the Financial Times and Les Echos or La Tribune. The notice sent to the Trustee and to each Holder shall include a form of Change in Control Purchase Notice to be completed by the Securityholder and shall state:

         (1) briefly, the events causing a Change in Control, and the date such Change in Control is deemed to have occurred for purposes of this Section 3.09;

         (2) the date by which the Change in Control Purchase Notice pursuant to this Section 3.09 must be given;

         (3) the Change in Control Purchase Date;

         (4) the Change in Control Purchase Price;

         (5) the name and address of each Paying Agent and Conversion Agent and the offices or agencies referred to in Section 4.05;

         (6) the Conversion Rate and any adjustments thereto;

         (7) that Securities as to which a Change in Control Purchase Notice has been given may be converted into Common Shares at any time prior to the close of business on the Change in Control Purchase Date only if the Change in Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

         (8) that Securities must be surrendered to a Paying Agent or any applicable office or agency referred to in Section 4.05 to collect payment;

         (9) that the Change in Control Purchase Price for any Security as to which the Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Change in Control Purchase Date and the time of surrender of such Security as described in clause (8) above;

         (10) the procedures the Holder must follow to exercise rights under this Section 3.09 and a brief description of those rights;

         (11) briefly, the conversion rights of the Securities;

         (12) that Holders who want to convert Securities must satisfy the requirements set forth in paragraph 8 of the Securities; and

         (13) the procedures for withdrawing a Change in Control Purchase
Notice.

          (c) A Holder may exercise its rights specified in Section 3.09(a) upon delivery of a written notice of purchase (a "Change in Control Purchase Notice") to any Paying Agent or to any applicable office or agency referred to in Section
4.05 at any time prior to the close of business on the Change in Control Purchase Date, stating:

         (1) the certificate number, if any, of the Security which the Holder will deliver to be purchased;

         (2) the portion of the Principal Amount of the Security which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

         (3) that such Security shall be purchased on the Change in Control Purchase Date as specified in Section 3.10 and pursuant to the terms and conditions specified in paragraph 6 of the Securities.

         Receipt of the Security by any Paying Agent prior to, on or after the Change in Control Purchase Date (together with all necessary endorsements), at any office of such Paying Agent or to any applicable office or agency referred to in Section 4.05 shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor; provided, however, that such Change in Control Purchase Price shall be so paid pursuant to this Section 3.09 only if the Security so delivered to such Paying Agent or such office or agency shall conform in all material respects to the description thereof set forth in the related Change in Control Purchase Notice.

         The Company shall purchase from the Holder thereof, pursuant to this
Section 3.09, a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

         Any purchase by the Company contemplated pursuant to the provisions of this Section 3.09 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Business Day following the Change in Control Purchase Date and the date such Securities are surrendered to any Paying Agent or at any applicable office or agency referred to in Section 4.05.

         Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent or to any applicable office or agency referred to in Section
4.05 the Change in Control Purchase Notice contemplated by this Section 3.09(c) shall have the right to withdraw such Change in Control Purchase Notice at any time prior to the close of business on the Change in Control Purchase Date by delivery of a written notice of withdrawal to such Paying Agent or to such office or agency in accordance with Section 3.10.

         Holders may surrender a Security for purchase by the Company by means of book entry delivery in accordance with the provisions set forth herein and the regulations of the applicable book entry facility. For the purposes of this
Section 3.09, a Security shall be deemed to have been surrendered to a Paying Agent upon receipt by such Paying Agent of a copy of an irrevocable notice given by any book entry facility to the holder of the certificate corresponding to such Security instructing it to deliver such certificate to the relevant Registrar for cancellation.

         Each Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Purchase Notice or written withdrawal thereof.

         SECTION 3.10. Effect of Purchase Notice or Change in Control Purchase Notice. Upon receipt by any Paying Agent of the Purchase Notice or Change in Control Purchase Notice specified in Section 3.08(a) or Section 3.09(c), as applicable, the Holder of the Security in respect of which such Purchase Notice or Change in Control Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Change in Control Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Security. The Purchase Price or Change in Control Purchase Price shall be paid to such Holder promptly following the later of (x) the Business Day following the Purchase Date or the Change in Control Purchase Date, as the case may be, with respect to such Security (provided the conditions in Section 3.08(a) or Section 3.09(c), as applicable, have been satisfied) and
(y) the time of delivery of such Security to any Paying Agent or to any applicable office or agency referred to in Section 4.05 by the Holder thereof in the manner required by Section 3.08(a) and (d) or Section 3.09(c), as applicable. Securities in respect of which the Purchase Notice or Change in Control Purchase Notice, as the case may be, has been given by the Holder thereof may not be converted into Common Shares on or after the date of the delivery of such Purchase Notice or Change in Control Purchase Notice, as the case may be, unless such Purchase Notice or Change in Control Purchase Notice, as the case may be, has first been validly withdrawn as specified in the following two paragraphs.

         The Purchase Notice or Change in Control Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to any office of any Paying Agent or to any applicable office or agency referred to in Section 4.05 at any time on or prior to the close of business on the Purchase Date or the Change in Control Purchase Date, as the case may be, specifying:

         (1) the certificate number, if any, of the Security in respect of which such notice of withdrawal is being submitted;

         (2) the Principal Amount of the Security with respect to which such notice of withdrawal is being submitted; and

         (3) the Principal Amount, if any, of such Security which remains subject to the original Purchase Notice or Change in Control Purchase Notice, as the case may be, and which has been or will be delivered for purchase by the Company.

         There shall be no purchase of any Securities pursuant to Sections 3.08 or 3.09 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Purchase Notice or Change in Control Purchase Notice, as the case may be) and is continuing an Event of Default (other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Securities). Each Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which the Purchase Notice or Change in Control Purchase Notice, as the case may be, has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Securities).

         SECTION 3.11. Deposit of Purchase Price or Change in Control Purchase Price. Prior to 3:00 p.m. (New York) on the Business Day following the Purchase Date or the Change in Control Purchase Date, as the case may be, the Company shall deposit or cause to be deposited with the Trustee or with a Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of cash in immediately available funds, sufficient to pay the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of all the Securities or portions thereof which are to be purchased.

         SECTION 3.12. Securities Purchased in Part. Any Security which is to be purchased only in part shall be surrendered at any office of any Paying Agent or any applicable office or agency referred to in Section 4.05 (with, if the Company or the Trustee so requires, due endorsement, or a written instrument of transfer in form satisfactory to the Company and the Trustee executed by the Holder or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Security so surrendered which is not purchased.

         Holders may surrender a Security for purchase in part by the Company by means of book entry delivery in accordance with the provisions set forth herein and the regulations of the applicable book entry facility. For the purposes of this Section 3.12, a Security shall be deemed to have been surrendered to a Paying Agent upon receipt by such Paying Agent of a copy of an irrevocable notice given by any book entry facility to the holder of the certificate corresponding to such Security instructing it to deliver such certificate to the relevant Registrar for cancellation.

         SECTION 3.13. Covenant to Comply with Securities Laws Upon Purchase of Securities. In connection with any offer to purchase or purchase of Securities under Section 3.08 or 3.09 hereof, the Company shall (i) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act, if applicable, (ii) file the related Schedule 13E-4 (or any successor schedule, form or report) or any other required schedule under the Exchange Act, if applicable, and (iii) otherwise comply with all U.S. Federal and state and other applicable securities laws and regulations, including any applicable securities laws outside the United States, regulating the offer and delivery of Common Shares upon purchase of the Securities (including positions of the SEC under applicable no-action letters) so as to permit the rights and obligations under Sections 3.08 and 3.09 to be exercised in the time and in the manner specified in Sections 3.08 and 3.09.

         SECTION 3.14. Repayment to the Company. The Trustee and each Paying Agent shall return to the Company, upon request of the Company, any cash together with interest on such cash, if any, held by them for the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, of the Securities that remain unclaimed as provided in paragraph 12 of the Securities; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.11 exceeds the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of the Securities or portions thereof to be purchased, then promptly after the Business Day following the Purchase Date or Change in Control Purchase Date, as the case may be, the Trustee shall return any such excess to the Company together with interest, if any, thereon.

                                    ARTICLE 4
                                    COVENANTS

         SECTION 4.01. Payment of Securities. The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price and interest, if any, shall be considered paid on the applicable date due if on such date the Trustee or any Paying Agent holds, in accordance with this Indenture, cash or securities, if expressly permitted hereunder, sufficient to pay all such amounts then due. The Company will pay cash amounts in money of The United States of America that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

         The Company shall, to the extent permitted by law, pay interest on overdue amounts at the per annum rate of interest set forth in paragraph 1 of the Securities, compounded semi-annually, which interest on overdue amounts (to the extent payment of such interest shall be legally enforceable) shall accrue from the date such overdue amounts were originally due and payable. The Company will pay any transfer taxes, stamp taxes, capital contributions or other similar taxes upon (i) issue of the Securities or (ii) delivery of the Common Shares upon conversion of the Securities, except that a holder of the Securities will be required to pay any such tax which may be payable in respect of any transfer involved in the issue or delivery of the Common Shares in a name other than such holder's name.

         SECTION 4.02. SEC Reports. The Company shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual and quarterly reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to
Section 13 or 15(d) of the Exchange Act (or any such successor provisions thereto). In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act (or any such successor provisions), it shall continue to provide the Trustee with reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements, and the Trustee shall make any such reports available to Securityholders upon request. In such event, such reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements. The Company also shall comply with the other provisions of TIA Section 314(a), to the extent such provisions are applicable.

         Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

         SECTION 4.03. Compliance Certificate; Notice of Defaults. (a) The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company a certificate of the principal executive officer, the principal financial officer or the principal accounting officer of the Company stating whether or not, to the knowledge of the signer, the Company has complied with all conditions and covenants on its part contained in this Indenture and, if the signer has obtained knowledge of any default by the Company in the performance, observance or fulfillment of any such condition or covenant, specifying each such default and the nature thereof. For the purpose of this
Section 4.03, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

          (b) The Company shall file with the Trustee written notice of the occurrence of any Default or Event of Default within 10 Business Days of its becoming aware of such Default or Event of Default.

         SECTION 4.04. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

         SECTION 4.05. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, The City of New York, and such other locations as may be required by, or necessary under, the rules of any securities exchange or quotation system on which the Securities may from time to time be listed, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will maintain in Paris, France, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered pursuant to any purchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Securities and this

Indenture may be served. The Company will maintain in Amsterdam, The Netherlands, an office or agency where Securities may be surrendered for registration of transfer and exchange. The office of (a) the Trustee in The City of New York, which office on the date hereof is located at The Bank of New York, 101 Barclay Street, Floor 21 West, New York, New York 10286, Attention:
Corporate Trust Trustee Administration; (b) the Paris Conversion Agent and the Paris Paying Agent in Paris, France, which office on the date hereof is located at BNP Paribas, 16 boulevard des Italiens, 75009 Paris, France, and (c) the Dutch Registrar in Amsterdam, The Netherlands, which office on the date hereof is located at Netherlands Management Company B.V. Herengracht 320, 1016 CE Amsterdam, The Netherlands, shall be such office or agency for the respective purposes described above, unless the Company shall maintain some other office or agency for such purposes and shall give prompt written notice to the Trustee of the location, and any change of location, of such other office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02.

         The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each of The City of New York, Paris and Amsterdam for the purposes described in the preceding paragraph.

         SECTION 4.06. Additional Amounts. The Company will pay the holder of the Securities such amounts (the "Additional Amounts") as may be necessary in order that every net payment of the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price or interest, if any, in respect of any Security by the Company, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by The Netherlands or any Successor Jurisdiction or any political subdivision or taxing authority thereof or therein ("Taxes") will not be less than the amount provided for in such Security to be then due and payable; provided, however, that the foregoing obligation to pay Additional Amounts will not apply (a) with respect to any Security presented for payment by, or on behalf of, a holder who is liable to such taxes or duties in respect of such Security by reason of his having some connection with The Netherlands or any Successor Jurisdiction other than the mere holding of such Security, (b) more than 30 days after the Relevant Date except to the extent that the holder of such Security would have been entitled to such Additional Amounts on presenting the same for payment on such thirtieth day (where such presentation is required), or (c) any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply, following a request by the Company to the holder, with any certification, identification or other reporting requirements concerning the nationality, residence, identity, or connection with The Netherlands or any Successor Jurisdiction or any political subdivision thereof of the holder of the Security, if compliance is required by statute or by regulation of The Netherlands or any Successor Jurisdiction or any political subdivision or taxing authority thereof as a precondition to exemption from such tax, assessment or other governmental charge.

         "Relevant Date" means the date which is the later of (i) the date on which such net payment first becomes due and (ii) if the full amount of the moneys payable has not been received by the Trustee on or prior to such date, the date 21 days after the date on which the full amount of such moneys having been so received, notice to this effect shall have been given to the holders in accordance with this Indenture.

         Whenever in this Indenture there is mentioned, in any context, the payment of the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price in respect of, or interest on, any Security, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereto where such express mention is not made.

         At least 10 days prior to the first day on which payment of the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price or interest, if any, in respect of any Security by the Company is made and at least 10 days prior to each date of such payment if there has been any change with respect to the matters set forth in the below-mentioned Officers' Certificate, the Company will furnish the Trustee and each Paying Agent, if other than the Trustee, with an Officers' Certificate instructing the Trustee and such Paying Agent whether such payment with respect to the Securities shall be made to Holders of Securities without withholding for or on account of any Taxes. If any such withholding shall be required, then such Officers' Certificate shall specify by country the amount if any, required to be withheld on such payments to such holders and the Company will pay to the Trustee or any Paying Agent the Additional Amounts required by this Section.

The Company covenants to fully indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any and all loss, liability or expense (including taxes other than taxes based on the income of the Trustee) reasonably incurred without negligence or wilful misconduct on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers' Certificate furnished pursuant to this Section.

         SECTION 4.07. Calculation of Original Issue Discount. The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of Original Issue Discount (including daily rates and accrual periods) accrued on outstanding Securities as of the end of such year and (ii) such other specific information relating to such Original Issue Discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

         SECTION 4.08. Limitation on Liens. The Company may not allow any Lien securing the Company's Capital Market Indebtedness, or securing a guaranty or indemnity provided by the Company in respect of the Capital Market Indebtedness of its Subsidiaries or of any other person, to exist on any of its property or assets, which includes capital stock, unless the Lien secures the Securities equally and ratably with or prior to, any other indebtedness secured by such Lien. The foregoing provision shall not apply to secured Capital Market Indebtedness which the Company may issue, assume, guarantee or permit to exist up to 5% of the consolidated net tangible assets as shown on the Company's most recent consolidated balance sheet at the time. This limitation will not apply to:

         (a) Liens existing at the date hereof;

         (b) Liens on property that exist when the Company acquires the property and Liens that secure payment of the purchase price of the property;

         (c) Liens on shares or stock of any entity that exists when the Company or any Subsidiary acquires such shares or stock;

         (d) Liens on property to secure debt incurred for development or improvement of the property;

         (e) Liens securing (i) nondelinquent performance of bids or contracts, other than for borrowed money, obtaining of advances or credit or the securing of debt, (ii) contingent obligations on surety and appeal bonds and (iii) other similar nondelinquent obligations, in each case incurred in the ordinary course of business;

         (f) Liens securing capital lease obligations, provided that (i) any such Lien attaches to the property within 270 days after the acquisition thereof and (ii) such lien attaches solely to the property so acquired;

         (g) Liens arising solely by virtue of any statutory or common law provision relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit account or other funds, provided that such deposit account is not a dedicated cash collateral account and is not subject to restrictions against our access in excess of those set forth by regulations promulgated by the European Central Bank, the Central Bank of The Netherlands or the Federal Reserve Board and such deposit account is not intended by the Company to provide collateral to the depository institution;

         (h) pledges or deposits under worker's compensation laws, unemployment insurance laws or similar legislation;

         (i) statutory and tax Liens for sums not yet due or delinquent or which are being contested or appealed in good faith by appropriate proceedings;

         (j) Liens arising solely by operation of law and in the ordinary course of business, such as mechanics', materialmen's, warehousemen's and carriers' Liens and Liens of landlords or of mortgages of landlords on fixtures and movable property located on premises leased in the ordinary course of business;

         (k) Liens on personal property, (other than shares or debt of the Company's Subsidiaries) securing loans with an initial maturity of not more than one year or on accounts receivables in connection with a receivables financing program; or

         (l) extensions, renewals or replacement of any of the Liens described above, if limited to all or any part of the same property securing the original Lien.

         If the Company takes any action that would require the Securities to be secured by any Lien then the Company shall notify the Trustee and shall provide the Trustee with evidence that the Securities are secured by such Lien.

         SECTION 4.09. 144 Information Requirement. The Company shall use its reasonable efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time it is not required to file such reports but in the past had been required to or did file such reports, it will, upon the request of any holder of the Securities, make available other information as required by, and so long as necessary to permit, sales of its Securities pursuant to Rules 144 and 144A under the Securities Act or, in each case, any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule. Notwithstanding the foregoing, nothing in this Section 4.09 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act



                                    ARTICLE 5
                              SUCCESSOR CORPORATION

         SECTION 5.01. When Company May Merge or Transfer Assets. The Company, in a single transaction or through a series of related transactions, may, without the consent of any Holders of outstanding Securities, consolidate with or merge with or into or transfer (by assignment, sale or otherwise) or lease its assets substantially as an entirety to any person, and any person may consolidate with or merge into or transfer or lease its assets substantially as an entirety to the Company, provided that:

         (a) the person (if other than the Company) formed by such consolidation or into which the Company is merged or the person which acquires or leases the assets of the Company substantially as an entirety (1) shall be a corporation, partnership or trust organized and existing under the laws of any European Union member state or any state of the United States ( the "Successor Jurisdiction") and (2) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

         (b) immediately after giving effect to such transaction, and the assumption contemplated by clause (a) above, no Default or Event of Default shall have occurred and be continuing; and

         (c) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been satisfied.

         For purposes of the foregoing, the transfer (by assignment, sale or otherwise) or lease of the properties and assets of one or more Subsidiaries (other than to the Company or another wholly owned Subsidiary), which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of the assets, substantially as an entirety, of the Company.

         The successor person formed by such consolidation or into which the Company is merged or the successor person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of (i) a lease of its properties and assets substantially as an entirety and (ii) obligations the Company may have under a supplemental indenture pursuant to Section 10.15, the Company shall be discharged and released from all obligations and covenants under this Indenture and the Securities. Subject to Section 9.05, the Trustee shall enter into a supplemental indenture to evidence the succession and substitution of such successor person and such discharge and release of the Company.



                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

         SECTION 6.01.  Events of Default.  An "Event of Default" occurs if:

         (a) the Company defaults in the payment of the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price or Change in Control Purchase Price on any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration, when due for purchase by the Company or otherwise, whether or not such payment shall be prohibited by this Indenture;

         (b) the Company fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in clause (a) above and clause (c) below) and such failure continues for 60 days after receipt by the Company of a Notice of Default;

         (c) the Company fails to deliver Common Shares (or pay cash in lieu of fractional Common Shares) in accordance with the terms hereof when such Common Shares (or cash in lieu of fractional Common Shares) are required to be delivered, upon conversion of a Security and such failure is not remedied for a period of 10 days; or

         (d) a default shall occur under any mortgage (including any pledge, lien, deed of trust, security interest or other similar encumbrance), indenture, or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any Consolidated Subsidiary, whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in such indebtedness, in an aggregate principal amount exceeding $10 million becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, such acceleration having been rescinded or annulled or there having been deposited in trust a sum of money sufficient to discharge in full such indebtedness within a period of 20 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in Principal Amount of the Securities, a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged, to cause such acceleration to be rescinded or annulled or to cause there to be deposited in trust a sum sufficient to discharge in full such indebtedness and stating that such notice is a "Notice of Default" hereunder.

         (e) the Company pursuant to or within the meaning of any Bankruptcy
Law:

                  (i) commences a voluntary case or proceeding;

                  (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

                  (iii) consents to the appointment of a Custodian of it or for any substantial part of its property;

                  (iv) makes a general assignment for the benefit of its creditors;

                  (v) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

                  (vi) consents to the filing of such petition or the appointment of or taking possession by a Custodian;

         (f) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (i) is for relief against the Company in an involuntary case or proceeding, or adjudicates the Company insolvent or bankrupt;

                  (ii) appoints a Custodian of the Company or for any substantial part of its property; or

                  (iii) orders the winding up or liquidation of the Company;

         and the order or decree remains unstayed and in effect for 60 days;

         "Bankruptcy Law" means any applicable bankruptcy law, insolvency law, or any similar law for the relief of debtors, of The Netherlands or any successor jurisdiction in which the Company (or any successor) is incorporated.

         "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

         A Default under clause (b) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default within the time specified in clause (b) above after receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

         The Company shall deliver to the Trustee, within 30 days after it becomes aware of the occurrence thereof, written notice of any event which with the giving of notice and the lapse of time or both would become an Event of Default under clause (b) or clause (d), its status and what action the Company is taking or proposes to take with respect thereto.

         SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(e) or (f)) occurs and is continuing, unless the Principal Amount of all the Securities shall have already become due and payable, either the Trustee by notice to the Company, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding by notice to the Company and the Trustee, may declare the Issue Price and accrued Original Issue Discount to the date of declaration on all the Securities to be immediately due and payable, whereupon such Issue Price and accrued Original Issue Discount shall be due and payable immediately; provided that, if an Event of Default specified in Section 6.01(e) or (f) occurs and is continuing, the Issue Price and accrued Original Issue Discount on all the Securities to the date of the occurrence of such Event of Default shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Security holders. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder) may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the Issue Price and accrued Original Issue Discount that have become due solely as a result of acceleration and if all amounts due to the Trustee under Section 7.06 have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

         SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the Issue Price and accrued Original Issue Discount on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

         The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

         SECTION 6.04. Waiver of past Defaults. The Holders of not less than a majority in aggregate Principal Amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder), may waive an existing Default and its consequences except (a) an Event of Default described in Section 6.01(a), (b) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected or (c) a Default under Article 10. When a Default is waived, it is deemed cured and shall cease to exist, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

         SECTION 6.05. Control by Majority. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability unless the Trustee shall have been provided with security or indemnity against such liability satisfactory to the Trustee.

         SECTION 6.06. Limitation on Suit. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

         (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

         (2) the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

         (3) such Holder or Holders offer to the Trustee security or indemnity against any loss, liability or expense satisfactory to the Trustee;

         (4) the Trustee does not comply with the request within 60 days after receipt of the notice, the request and the offer of security or indemnity; and

         (5) the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

         A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.

         SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price or interest, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities or any Redemption Date, and to convert the Securities in accordance with Article 10 or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of each such Holder.

         SECTION 6.08. Collection Suit by Trustee. If an Event of Default described in Section 6.01(a) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price or interest, if any, owing with respect to the Securities and the amounts provided for in Section 7.06.

         SECTION 6.09. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price or interest, if any, in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise:

         (a) to file and prove a claim for the whole amount of the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price or interest, if any, owing and unpaid on the Securities, as applicable, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding; and

         (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any Custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         SECTION 6.10. Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

         FIRST: to the Trustee for amounts due under Section 7.06;

         SECOND: to Securityholders for amounts due and unpaid on the Securities for the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price or interest, if any, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

         THIRD: the balance, if any, to the Company.

         The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

         SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit initiated by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate Principal Amount of the Securities at the time outstanding.

         SECTION 6.12. Notice of Defaults. The Trustee shall, within 90 days after the occurrence of any Default, mail to all Holders of Securities, as the names and addresses of such Holders appear on the books of registry of the Company, notice of all Defaults of which a Trust Officer of the Trustee shall be actually aware, unless such Defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default described in Section 6.01(a), the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or Trust Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of Securities.

         SECTION 6.13. Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law, wherever enacted, now or at any time hereafter in force, that would prohibit or forgive the Company from paying all or any portion of the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price or Change in Control Purchase Price in respect of the Securities, or any interest on any such amounts, as contemplated herein, or that may affect the covenants or the performance of this Indenture or the Securities; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE 7
                                     TRUSTEE

         SECTION 7.01. Duties and Responsibilities of the Trustee; During Default; Prior to Default. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that

         (a) prior to the occurrence of an Event of Default and after the curing or waiving of all such Events of Default which may have occurred:

                  (i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

         (b) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer or Trust Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

         (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Securities at the time outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

         None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

         This Section 7.01 is in furtherance of and subject to Sections 315 and 316 of the TIA.

         SECTION 7.02. Rights of Trustee. Subject to the provisions of Section 7.01:

          (a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, Officers' Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

          (e) The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

         (f) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

          (g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by a Trust Officer of the Trustee at its office set forth in Section 11.02.

          (h) The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (i) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

          (j) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superceded.

         SECTION 7.03. Trustee's Disclaimer. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.09 and 7.10. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, it shall not be responsible for any statement in the registration statement for the Securities under the Securities Act of 1933 (the "Securities Act") or in this Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

         SECTION 7.04. Notice of Defaults. The Trustee shall, within 90 days after the occurrence of any Default, mail to all Holders of Securities notice of all Defaults of which a Trust Officer of the Trustee shall have actual knowledge or has received written notice, as and to the extent provided by the TIA, unless such Defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default described in Section 6.01(a), the Trustee shall be fully protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or Trust Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of Securities.

         SECTION 7.05. Reports by Trustee to Holders. Within 60 days after each March 15 beginning with the March 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such March 15 that complies with TIA Section 313(a), if required by said Section. The Trustee also shall comply with TIA Sections 313(b) and (c).

         A copy of each report at the time of its mailing to Securityholders shall be provided to the Company and shall be submitted to the SEC and each stock exchange on which the Securities are listed. The Company agrees promptly to notify the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

         SECTION 7.06.  Compensation and Indemnity.  The Company agrees:

         (a) to pay to the Trustee from time to time as agreed upon in writing such compensation for all services rendered by it hereunder (which compensation shall not (to the extent permitted by law) be limited by any provision of law in regard to the compensation of a trustee of an express trust);

         (b) to reimburse the Trustee upon its request and, if requested in writing by the Company, submission of reasonable documentation for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

         (c) to indemnify each of the Trustee, its officers, directors, employees and agents, or any predecessor Trustee, in any of its capacities hereunder, for, and to hold it harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based upon, measured or determined by the income of the Trustee), incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust or the exercise or performance of any of its powers or duties in each of its capacities hereunder, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

         The Trustee shall give the Company notice of any claim or liability for which the Trustee might be entitled to indemnification under subparagraph (c) of this Section 7.06, within a reasonable amount of time after a Trust Officer of the Trustee becomes aware of such claim or liability. To secure the Company's payment obligations in this Section 7.06, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee.

         The Company's payment obligations pursuant to this Section 7.06 shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(e) or (f), the expenses are intended to constitute expenses of administration under the Bankruptcy Law. The provisions of this Section shall survive the termination of this Indenture and the resignation or removal of the Trustee.

         SECTION 7.07. Replacement of Trustee. The Trustee may resign by so notifying the Company; provided, however, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section
7.07. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee (subject to the consent of the Company, such consent not to be unreasonably withheld). The Company shall remove the Trustee if:

         (1) the Trustee fails to comply with Section 7.09;

         (2) the Trustee is adjudged bankrupt or insolvent;

         (3) a receiver or other public officer takes charge of the Trustee or its property; or

         (4) the Trustee otherwise becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board, a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.06.

         If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may petition any court of competent jurisdiction, at the Company's expense, for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.09, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         SECTION 7.08. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

         SECTION 7.09. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Sections 310(a) and (b). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. In determining whether the Trustee has conflicting interests as defined in TIA Section 310(b)(1), the provisions contained in the proviso to TIA Section 310(b)(1) shall be deemed incorporated herein.

         SECTION 7.10. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

         SECTION 7.11. Appointment of Authenticating Agent. The Trustee may appoint an Authenticating Agent or Agents with respect to the Securities that shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 2.06, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation authorized under the laws of its jurisdiction to act as an Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by a government authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

         Any corporation into which an Authenticating Agent may be merged or converted or into which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

         An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent that shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Securities as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

         The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

         If an appointment is made pursuant to this Section, the Securities may have endorsed thereon an alternative certificate of authentication in the following form:

         This is one of the Securities designated therein referred to in the within-mentioned Indenture.

                                        The Bank of New York
                                        as Trustee

Dated:                                  By:
       -----------------------------        ------------------------------------
                                            As Authenticating Agent



                                        By:
                                            ------------------------------------
                                            Authorized Signatory

         SECTION 7.12. Trustee's Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

                                    ARTICLE 8
                             DISCHARGE OF INDENTURE

         SECTION 8.01. Discharge of Liability on Securities. When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.06) for cancellation or (ii) all outstanding Securities have become due and payable and the Company deposits with the Trustee cash or, if expressly permitted by the terms hereof, securities sufficient to pay at Stated Maturity the Principal Amount of all outstanding Securities (other than Securities replaced pursuant to Section 2.06), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 7.06, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and Opinion of Counsel and at the cost and expense of the Company.

         SECTION 8.02. Repayment to the Company. The Trustee and each Paying Agent shall return to the Company, upon request of the Company, any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years; provided, however, that the Trustee or such Paying Agent, before being required to make any such return, may, at the expense of the Company, cause to be published once in The Wall Street Journal or another daily newspaper of national circulation, The Financial Times and Les Echos or La Tribune or mail to each such Holder notice that such money or securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing, any unclaimed money or securities then remaining will be returned to the Company. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person, and the Trustee and each Paying Agent shall have no further liability with respect to such money or securities for that period commencing after the return thereof.

                                    ARTICLE 9
                                   AMENDMENTS

         SECTION 9.01. Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without the consent of any
Securityholder:

         (1) to cure any ambiguity, omission, defect or inconsistency; provided, however, that such amendment does not materially adversely affect the rights of any Securityholder;

         (2) to comply with Article 5 or Section 10.15;

         (3) to provide for uncertificated Securities in addition to or in place of certificated Securities so long as such uncertificated Securities are in registered form for purposes of the Internal Revenue Code of 1986, as amended;

         (4) to make any change that does not adversely affect the rights of any Securityholder;

         (5) to add to the covenants or obligations of the Company hereunder or to surrender any right, power or option herein conferred upon the Company.

         SECTION 9.02. With Consent of Holders. With the written consent of the Holders of at least a majority in aggregate Principal Amount of the Securities at the time outstanding, the Company and the Trustee may amend this Indenture or the Securities. However, without the consent of each Securityholder affected, an amendment or supplement to this Indenture or the Securities may not:

         (1) make any reduction in the Principal Amount of Securities whose Holders must consent to an amendment;

         (2) make any change to the rate of accrual in connection with Original Issue Discount, reduce the rate of interest referred to in paragraph 1 of the Securities or extend the time for payment of accrued Original Issue Discount or interest, if any, on any Security;

         (3) reduce the Principal Amount or the Issue Price of or extend the Stated Maturity of any Security;

         (4) reduce the amount of cash payable in respect of conversion upon the Company's election to pay cash with respect thereto or reduce the Redemption

Price, Purchase Price or Change in Control Purchase Price of any Security or extend the date on which the Purchase Price or Change in Control Purchase Price of any Security is payable;

         (5) make any Security payable in money or securities other than that stated in the Security;

         (6) make any change in Section 6.04 or this Section 9.02, except to increase any percentage referred to therein, or make any change in Section 6.07;

         (7) make any change that adversely affects the right to convert any Security (including the right to receive cash in lieu of Common Shares);

         (8) make any change that adversely affects the right to require the Company to purchase the Securities in accordance with the terms thereof and this Indenture (including the right to receive cash if the Company has elected to pay cash upon such purchase);

         (9) make any change to the provisions of this Indenture relating to the purchase of Securities at the option of the Holder pursuant to Section 3.08 or
3.09 which change would result in a violation of applicable U.S. federal or state securities laws (including positions of the SEC under applicable no-action letters) and other applicable securities laws and regulations (including any applicable securities laws outside the United States, whether as a result of the exercise or performance of any rights or obligations under such provisions or otherwise;

         (10) modify the provisions of this Indenture relating to the ranking of the Securities in a manner adverse to the Holders of the Securities; or

         (11) impair the right to institute suit for the enforcement of any payment with respect to, or conversion of, the Securities.

         It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

         SECTION 9.03. Revocation and Effect of Consent, Waivers and Actions. Until an amendment or waiver becomes effective, a consent to it or any other action by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder's Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Securityholder, except as provided in Section 9.02.

         SECTION 9.04. Notation on or Exchange of Securities. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

         SECTION 9.05. Trustee to Sign Supplemental Indentures. The Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such amendment the Trustee shall be entitled to receive, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

         SECTION 9.06. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.



                                   ARTICLE 10
                                   CONVERSION

         SECTION 10.01. Conversion Privilege. A Holder of a Security may convert such Security into Common Shares at any time during the period stated in paragraph 8 of the Securities. The number of such Common Shares issuable upon conversion of a Security per $1,000 of Principal Amount thereof (the

"Conversion Rate") shall be that set forth in paragraph 8 in the Securities, subject to adjustment as herein set forth. A Holder may elect to take delivery of Common Shares in the form of either Dutch Shares or New York Shares; provided that (i) Holders or beneficial owners of Common Shares received upon conversion of all or a portion of the Rule 144A Global Bond or any Rule 144A Definitive Registered Bond and (ii) Holders or beneficial owners of Common Shares received upon conversion of all or a portion of the Regulation S Global Bond or any Regulation S Definitive Registered Bond during the 40-day period following the date hereof, may not elect to take delivery of Common Shares in the form of New York Shares but shall take delivery of any Common Shares in the form of Dutch Shares.

         A Holder may convert a portion of the Principal Amount of a Security if the portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

         "Average Sale Price" means (except as provided below with respect to Section 10.09) the average of the Sale Prices of the Common Shares for the shorter of:

                  (i) 30 consecutive Trading Days ending on the last full Trading Day prior to the Time of Determination with respect to the rights, options, warrants or distribution in respect of which the Average Sale Price is being calculated, or

                  (ii) the period (x) commencing on the date next succeeding the first public announcement of (a) the issuance of rights, options or warrants or (b) the distribution, in each case, in respect of which the Average Sale Price is being calculated and (y) proceeding through the last full Trading Day prior to the Time of Determination with respect to the rights, warrants or distribution in respect of which the Average Sale Price is being calculated, or

                  (iii) the period, if any, (x) commencing on the date next succeeding the Ex-Dividend Time with respect to the next preceding (a) issuance of rights, warrants, or options or (b) distribution, in each case, for which an adjustment is required by the provisions of Section 10.06(4), 10.07, 10.08 or 10.09 and (y) proceeding through the last full Trading Day prior to the Time of Determination with respect to the rights, warrants, or options or distribution in respect of which the Average Sale Price is being calculated.

         If the Ex-Dividend Time (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto) with respect to a dividend, subdivision, combination or reclassification to which Section 10.06(1), (2), (3) or (5) applies occurs during the period applicable for calculating "Average Sale Price" pursuant to the definition in the preceding sentence, "Average Sale Price" shall be calculated for such period in a manner determined by the Board to reflect the impact of such dividend, subdivision, combination or reclassification on the Sale Price of the Common Shares during such period.

         "Average Sale Price" as used in Section 10.09 shall mean the average of the Sale Prices of the Common Shares for the 10 consecutive Trading Days beginning on the 20th Trading Day preceding the date of announcement of the terms of any issue requiring an adjustment pursuant to Section 10.09.

         "Time of Determination" means the time and date of the earlier of (i) the determination of stockholders entitled to receive rights, warrants, or options or a distribution, in each case, to which Sections 10.07 and 10.08 apply and (ii) the time ("Ex-Dividend Time") immediately prior to the commencement of "ex-dividend" trading for such rights, options, warrants or distribution on the New York Stock Exchange or such other national or regional exchange or market on which the Common Shares are then listed or quoted.

         SECTION 10.02. Conversion Procedure. To convert a Security a Holder must satisfy the requirements in paragraph 8 of the Securities. The date on which the Holder satisfies all those requirements is the conversion date (the "Conversion Date"). The Company shall deliver to the Holder no later than the seventh Business Day following the Conversion Date a certificate for the number of full Dutch Shares or New York Shares, as the case may be, issuable upon the conversion and cash in lieu of any fractional share determined pursuant to
Section 10.03.

         The person in whose name the certificate is registered shall be treated as a stockholder of record on and after the Conversion Date; provided, however, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the Common Shares upon such conversion as the record holder or holders of such Common Shares on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such Common Shares as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided, further, that such conversion shall be at the Conversion Rate in effect on the date that such Security shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security.

         Holders may surrender a Security for conversion by means of book entry delivery in accordance with paragraph 8 of the Securities and the regulations of the applicable book entry facility. Upon conversion of a Security, the Company shall on the Conversion Date redeem any Security delivered for conversion at a Redemption Price equal to the sum of the Issue Price of the Security plus accrued Original Issue Discount from the Issue Date to the Conversion Date and the Company shall pay such redemption monies into an account in the name of the Trustee (on behalf of the relevant Holder). When the redemption monies are paid into such an account in the name of the Trustee, the Trustee shall, on behalf of the relevant Holder, immediately transfer such redemption monies to the Company in exchange for the Dutch Shares or New York Shares, as the case may be, deliverable upon conversion to the relevant Holder. Such Holder shall be deemed to have consented to such transfer.

         No payment or adjustment will be made for dividends on any Common Shares except as provided in this Article 10. On conversion of a Security, that portion of accrued Original Issue Discount attributable to the period from the Issue Date of the Security to the Conversion Date with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Dutch Shares or New York Shares, as the case may be, (together with the cash payment, if any, in lieu of any fractional Common Shares) in exchange for the Security being converted pursuant to the provisions hereof.

         If the Holder converts more than one Security at the same time, the number of Common Shares issuable upon the conversion shall be computed based on the total Principal Amount of the Securities converted.

         Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in Principal Amount to the unconverted portion of the Security surrendered.

         If the last day on which a Security may be converted is a Legal Holiday in a place where any Conversion Agent is located, the Security may be surrendered to such Conversion Agent on the next succeeding day that is not a Legal Holiday.

         SECTION 10.03. Fractional Shares. The Company will not issue a fractional Common Share upon conversion of a Security. Instead, the Company will deliver cash for the current market value of any such fractional share. The current market value of a fractional share shall be determined to the nearest l/1000th of a share by multiplying the Sale Price, on the last Trading Day prior to the Conversion Date, of a full share by the fractional amount and rounding the product to the nearest whole cent. In the event that conversion of all of the Securities at the initial Conversion Rate established upon issuance would result in the issuance of more than 20,000,000 Common Shares (and in any event not more than 20,000,003 Common Shares), such Common Shares that are issuable in excess of 20,000,000 Common Shares shall be treated as fractional shares. The foregoing sentence shall cease to apply subsequent to the adjustment of the Conversion Rate, even if such adjustment results in more than 20,000,000 Common Shares being required to be issued.

         SECTION 10.04. Taxes on Conversion. If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax or capital tax due on the issue of Common Shares upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the Common Shares to be issued in a name other than the Holder's name. Each Conversion Agent may refuse to deliver any certificates representing the Common Shares being issued in a name other than the Holder's name until such Conversion Agent receives a sum sufficient to pay any tax which will be due because the Common Shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

         SECTION 10.05. Company to Provide Stock. The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Shares a sufficient number of Common Shares to permit the conversion of the Securities for Common Shares.

         All Common Shares delivered upon conversion of the Securities shall be newly issued Common Shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

         The Company will endeavor promptly to comply with all U.S. federal, state and other applicable securities laws and regulations (including any applicable securities laws outside the United States) regulating the offer and delivery of Common Shares upon conversion of Securities, if any, that are applicable to the Securities and such Common Shares assuming compliance with the transfer restrictions set forth in this Indenture and will list or cause to have quoted such

Common Shares on each securities exchange or in the over-the-counter market or such other market on which the Common Shares are then listed or quoted.

         SECTION 10.06. Adjustments for Change in Capital Stock. If, after the Issue Date, the Company:

         (1) pays a dividend or makes a distribution on its Common Shares in shares of its Common Shares;

         (2) subdivides its outstanding Common Shares into a greater number of shares;

         (3) combines its outstanding Common Shares into a smaller number of shares;

         (4) pays a dividend or makes a distribution on its Common Shares in shares of its Capital Stock (other than Common Shares or rights, warrants or options for its Capital Stock); or

         (5) issues by reclassification of its Common Shares any shares of its Capital Stock (other than rights, warrants or options for its Capital Stock),

then the conversion privilege and the Conversion Rate in effect immediately prior to such action shall be adjusted so that the Holder of a Security thereafter converted may receive the number of Common Shares or other units of Capital Stock of the Company which such Holder would have owned immediately following such action if such Holder had converted the Security immediately prior to such action.

         The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

         If after an adjustment a Holder of a Security upon conversion of such Security may receive shares or other units of two or more classes or series of Capital Stock of the Company (including Common Shares), the Conversion Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class or series of Capital Stock as is contemplated by this Article 10 with respect to the Common Shares, on terms comparable to those applicable to Common Shares in this Article 10.

         SECTION 10.07. Adjustment for Rights Issue. If, after the Issue Date, the Company distributes any rights, warrants or options to all holders of its Common Shares entitling them, for a period expiring within 60 days after the record date for such distribution, to subscribe for or purchase Common Shares at a price per share less than the Sale Price as of the Time of Determination, the Conversion Rate shall be adjusted in accordance with the following formula:

R' = R x   (O + N)
         -----------
          O + N x P
              -----
                M

         where:

         R' =     the adjusted Conversion Rate.

         R  =     the current Conversion Rate.

         O  =     the number of Common Shares outstanding on the record date for the distribution.

         N  =     the number of additional Common Shares offered pursuant to the distribution.

         P  =     the subscription or purchase price per share of such
                  additional Common Shares.

         M  =     the Average Sale Price, minus, in the case of (i) a
                  distribution to which Section 10.06(4) applies or (ii) a distribution to which Section 10.08 applies, for which, in each case, (x) the record date shall occur on or before the record date for the distribution to which this Section 10.07 applies and (y) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 10.07 applies, the fair market value (on the record date for the distribution to which this Section
                  10.07 applies) of:

                           (1) the Capital Stock of the Company distributed in
                  respect of each Common Share in such Section 10.06(4) distribution, and

                           (2) the assets of the Company or debt securities or
                  any rights, warrants or options to purchase securities of the Company distributed in respect of each Common Share in such Section
                  10.08 distribution.

         The Board shall determine fair market values for the purposes of this
Section 10.07.

         The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights, warrants or options to which this Section 10.07 applies.

         No adjustment shall be made under this Section 10.07 if the application of the formula stated above in this Section 10.07 would result in a value of R' that is equal to or less than the value of R.

         SECTION 10.08. Adjustment for Other Distributions. If, after the Issue Date, the Company distributes to all holders of its Common Shares any of its assets or debt securities or any rights, warrants or options to purchase securities of the Company (including securities or cash, but excluding (x) distributions of Capital Stock referred to in Section 10.06 and distributions of rights, warrants or options referred to in Section 10.07 and (y) cash dividends or other cash distributions that are paid out of consolidated current net earnings or earnings retained in the business as shown on the books of the Company except to the extent such cash dividends or other cash distributions constitute Extraordinary Cash Dividends (as defined below) from consolidated current net earnings or earned surplus), the Conversion Rate shall be adjusted, subject to the provisions of the last paragraph of this Section 10.08, in accordance with the formula:

R' = R x     M
           -----
           M - F

         where:

         R' =     the adjusted Conversion Rate.

         R  =     the current Conversion Rate.

         M  =     the Average Sale Price, minus, in the case of a distribution to which Section 10.06(4) applies for which (i) the record date shall occur on or before the record date for the distribution to which this Section 10.08 applies and (ii) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section
                  10.08 applies, the fair market value (on the record date for the distribution to which this Section 10.08 applies) of any Capital Stock of the Company distributed in respect of each Common Share in such Section 10.06(4) distribution.

         F = the fair market value (on the record date for the distribution to which this Section 10.08 applies) of the assets, securities, rights, warrants or options to be distributed in respect of each Common Share in the distribution to which this Section 10.08 is being applied (including, in the case of cash dividends or other cash distributions giving rise to an adjustment, all such cash distributed concurrently).

         The Board shall determine fair market values for the purpose of this
Section 10.08.

         The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution to which this Section 10.08 applies.

         For purposes of this Section 10.08, the term "Extraordinary Cash Dividend" shall mean, in respect of each twelve month period ending after November 16, 2000, the dividend in respect of any common share in such period which, when aggregated with the amount of all other cash dividends in respect of such common share, exceeds the relevant percentage set out below of U.S. $0.15.


Calendar year                                                         Percentage
-------------                                                         ----------
November 16, 2000 to November 15, 2001................................. 125.00%
November 16, 2001 to November 15, 2002................................. 156.25%
November 16, 2002 to November 15, 2003................................. 195.31%
November 16, 2003 to November 15, 2004................................. 244.14%
November 16, 2004 to November 15, 2005................................. 305.18%
November 16, 2005 to November 15, 2006................................. 381.47%
November 16, 2006 to November 15, 2007................................. 476.84%
November 16, 2007 to November 15, 2008................................. 596.05%
November 16, 2008 to November 15, 2009................................. 745.06%
November 16, 2009 to November 15, 2010................................. 931.32%

         In the event of a dispute as to whether, and the extent to which, any dividend constitutes an extraordinary cash dividend, such dispute shall be determined by an independent investment bank of international repute selected by the Company.

         SECTION 10.09. Adjustment for Certain Other Issuances. (a) If, after the Issue Date, the Company shall issue (but excluding issuances of Common Shares for cash referred to in Sections 10.07 and 10.08) wholly for cash any Common Shares (other than Common Shares issued on the conversion of the Securities or on the exercise of any other rights of conversion into, or exchange or subscription for, Common Shares) or options, warrants or other rights to subscribe or purchase Common Shares at a price per Common Share which is less than 95% of the current Sale Price on the Trading Day immediately preceding the date of announcement of the terms of such issue, other than shares issued pursuant to the Company's 2000-2003 employee share purchase plan and upon the exercise of options to purchase up to 33,000,000 common shares granted pursuant to existing option plans, then in each such case the Conversion Rate shall be adjusted in accordance with the following formula:

R' = R x    (O + N)
         ------------
           O + N x P
               -----
                 M

         where:

         R' =     the adjusted Conversion Rate.

         R  =     the current Conversion Rate.

         O  =     the number of Common Shares outstanding on the date of
                  announcement of the terms of the issue.

         N  =     the number of additional Common Shares offered pursuant to such issuance.

         P  =     the subscription or purchase price per Common Share of such additional Common Shares.

         M  =     the Average Sale Price, minus, in the case of (i) a
                  distribution to which Section 10.06(4) applies or (ii) a distribution to which Section 10.08 applies, for which, in each case, (x) the record date shall occur on or before the announcement of the issuance of the Common Shares and (y) the Ex-Dividend Time shall occur on or after the announcement of the issuance of the Common Shares to which this Section
                  10.09(a) applies, the fair market value (on the date of announcement of the issuance of the Common Shares to which this Section 10.09(a) applies) of:

                           (1) the Capital Stock of the Company distributed in
                  respect of each Common Share in such Section 10.06(4) distribution, and

                           (2) the assets of the Company or debt securities or
                  any rights, warrants or options to purchase securities of the Company distributed in respect of each Common Share in such
                  Section 10.08 distribution.

         The Board shall determine fair market values for the purposes of this
Section 10.09(a).

         Such adjustment shall be made and shall become effective on the Issue Date of such additional Common Shares.

         (b) If, after the Issue Date, the Company (otherwise than as mentioned in Sections 10.07, 10.08 and 10.09(a) above) or (pursuant to a legally binding agreement with the Company) any other company, person or entity shall issue wholly for cash any securities (other than the Common Shares issuable on conversion thereof) which by their terms carry rights of conversion into, or exchange or subscription for, Common Shares to be issued by the Company upon conversion, exchange or subscription at a price per Common Share which is less than 95% of the current Sale Price on the Trading Day immediately preceding the date of announcement of the terms of issue of such securities, then in each case the Conversion Rate shall be adjusted in accordance with the following formula:

R' = R x    (O + N)
         ------------
           O+ N x P
              -----
                M

         where:

         R' =     the adjusted Conversion Rate.

         R  =     the current Conversion Rate.

         O  =     the number of Common Shares outstanding on the date of
                  announcement of the terms of the issue.

         N  =     the maximum number of additional Common Shares issuable upon any conversion, exchange or exercise of rights of subscription attaching thereto at the initial conversion, exchange or subscription price or rate.

         P  =     the subscription or purchase price per Common Share based on the consideration receivable by the Company per Common Share upon initial conversion, exchange or exercise of rights of subscription.

         M  =     the Average Sale Price, minus, in the case of (i) a
                  distribution to which Section 10.06(4) applies or (ii) a distribution to which Section 10.08 applies, for which, in each case, (x) the record date shall occur on or before the announcement of the issuance of the Common Shares and (y) the Ex-Dividend Time shall occur on or after the announcement of the issuance of the Common Shares to which this Section
                  10.09(b) applies, the fair market value (on the date of announcement of the issuance of the Common Shares to which this Section 10.09(b) applies) of:

                           (1) the Capital Stock of the Company distributed in
                  respect of each Common Share in such Section 10.06(4) distribution, and

                           (2) the assets of the Company or debt securities or
                  any rights, warrants or options to purchase securities of the Company distributed in respect of each Common Share in such
                  Section 10.08 distribution.

         The Board shall determine fair market values for the purposes of this
Section 10.09(b).

         Such adjustment shall become effective on the Issue Date of such securities.

         In case there shall be any modification of the rights of conversion, exchange or subscription attaching to any such securities (other than in accordance with the terms applicable to such securities) so that the consideration per Common Share is less than 95% of the current Sale Price on the last trading day preceding the date of announcement of the proposals for such modification, then in each such case the Conversion Rate shall be adjusted in accordance with the above formula except that O, N and P shall be determined as of the date of announcement of the modified terms and in accordance with the modified conversion, exchange or subscription price or rates and M shall be determined as above, except that if the Average Sale Price as so determined is higher than the existing conversion, exchange or subscription price, then such lower price shall be used for M.

         Such adjustment shall become effective on the date of modification of the rights of conversion, exchange or subscription attaching to such securities.

         (c) For the purpose of any calculation of the consideration receivable pursuant to (a) and (b) above, the following provisions shall apply:

                  (i) the consideration receivable per Common Share issued for cash shall be the amount of such cash provided that in no case shall any deduction be made for any commission or any expenses paid or incurred by the Company for any underwriting of the issue or otherwise in connection therewith; and

                  (ii) (x) the consideration receivable per Common Share to be issued upon the conversion or exchange of any securities shall be deemed to be the consideration received or receivable by the Company for any such securities and (y) the consideration receivable per Common Share to be issued upon the exercise of rights of subscription attached to any securities which shall be deemed to be that part of the consideration received or receivable by the Company for such securities which is attributed by the Company to such rights of subscription or, if no part of such consideration is so attributed or the Trustee so requires by notice in writing to the Company, the fair market value of such rights of subscription as at the date of the announcement of the terms of issue of such securities (as determined in good faith by a reputable independent investment bank selected by the Company and approved by the Trustee), plus in the case of each of (x) and (y) above, the additional minimum consideration (if any) to be received by the Company upon the conversion or exchange of such securities, or upon the exercise of such rights of subscription attached thereto (the consideration in all such cases to be determined subject to the proviso in subclause (i) of this subsection).

         No adjustment shall be made under this Section 10.09 if the application of any formula stated above in this Section 10.09 would result in a value of R' that is equal to or less than the value of R.

         SECTION 10.10. When Adjustment May Be Deferred. No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% (e.g., if the Conversion Rate is 4, an increase or decrease of .04 (1% of 4)) in the Conversion Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

         All calculations under this Article 10 shall be made to the nearest cent or to the nearest l/l,000th of a share, as the case may be, with one-half of a cent and 5/10,000ths of a share being rounded upwards.

         SECTION 10.11. When No Adjustment Required. No adjustment need be made for a transaction referred to in Sections 10.06, 10.07, 10.08, 10.09 or 10.15 if Securityholders are to participate in the transaction on a basis and with notice that the Board determines to be fair and appropriate in light of the basis and notice on which holders of Common Shares participate in the transaction.

         No adjustment need be made for rights to purchase Common Shares pursuant to a Company plan for reinvestment of dividends or interest.

         No adjustment need be made for a change in the nominal value of the Common Shares.

         To the extent the Securities become convertible into cash pursuant to the terms of Section 10.15, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

         Notwithstanding any provision to the contrary in this Indenture, no adjustment shall be made in the Conversion Rate to the extent, but only to the extent, such adjustment results in the following quotient being less than the nominal value of the Common Shares: (i) the Issue Price plus accrued Original Issue Discount as of the date such adjustment would otherwise be effective divided by (ii) the Conversion Rate as so adjusted.

         SECTION 10.12. Notice of Adjustment. Whenever the Conversion Rate is adjusted, the Company shall file with the Trustee and each Conversion Agent a notice of such adjustment and a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The Trustee will promptly mail such notice to Securityholders at the Company's expense. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

         SECTION 10.13. Voluntary Increase. The Company from time to time may increase the Conversion Rate by any amount and for any period of time

(provided, that such period is not less than 20 Business Days). Whenever the Conversion Rate is increased, the Company shall mail to Securityholders and file with the Trustee and each Conversion Agent a notice of the increase. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it will be in effect.

         A voluntary increase of the Conversion Rate does not change or adjust the Conversion Rate otherwise in effect for purposes of Sections 10.06, 10.07,
10.08 or 10.09.

         SECTION 10.14.  Notice of Certain Transactions.   If:

         (1) the Company takes any action that would require an adjustment in the Conversion Rate pursuant to Section 10.06, 10.07 or 10.08 (unless no adjustment is to occur pursuant to Section 10.11); or

         (2) the Company takes any action that would require a supplemental indenture pursuant to Section 10.15 or

         (3) there is a liquidation or dissolution of the Company;

then the Company shall mail to Securityholders and file with the Trustee and each Conversion Agent a notice stating the proposed record date for a dividend or distribution of the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution. If the Company takes an action as described in Clause (1) above, it shall deliver to the Trustee an Officers' Certificate stating that a sufficient number of Common Shares have been authorized by the Company to allow for the conversion of all the outstanding Securities under the adjusted Conversion Rate. The Company shall file and mail such notice or Officer's Certificate at least 15 days before such date. Failure to file or mail the notice or Officers' Certificate or any defect in it shall not affect the validity of the transaction.

         SECTION 10.15. Reorganization of Company; Special Distributions. If the Company is a party to a transaction subject to Section 5.01 (other than a sale of all or substantially all of the assets of the Company in a transaction in which the holders of Common Shares immediately prior to such transaction do not receive securities, cash or other assets of the Company or any other person) or a merger or binding share exchange which reclassifies or changes its outstanding Common Shares, the person obligated to deliver securities, cash or other assets upon conversion of Securities shall enter into a supplemental indenture. If the issuer of securities deliverable upon conversion of Securities is an Affiliate of the successor Company, that issuer shall join in the supplemental indenture.

         The supplemental indenture shall provide that the Holder of a Security may convert it into the kind and amount of securities, cash or other assets which such Holder would have received immediately after the consolidation, merger, binding share exchange or transfer if such Holder had converted the Security immediately before the effective date of the transaction, assuming (to the extent applicable) that such Holder (i) was not a constituent person or an Affiliate of a constituent person to such transaction; (ii) made no election with respect thereto; and (iii) was treated alike with the plurality of non-electing Holders. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article 10. The successor Company shall mail to Securityholders a notice briefly describing the supplemental indenture.

         If this Section applies, neither Section 10.06 nor 10.07 applies.

         If the Company makes a distribution to all holders of its Common Shares of any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Company that, but for the provisions of the last paragraph of Section 10.08, would otherwise result in an adjustment in the Conversion Rate pursuant to the provisions of Section 10.08, then, from and after the record date for determining the holders of Common Shares entitled to receive the distribution, a Holder of a Security that converts such Security in accordance with the provisions of this Indenture shall upon such conversion be entitled to receive, in addition to the Common Shares into which the Security is convertible, the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had converted the Security immediately prior to the record date for determining the holders of Common Shares entitled to receive the distribution.

         SECTION 10.16. Company Determination Final. Any determination that the Company or the Board must make pursuant to this Article 10 is conclusive.

         SECTION 10.17. Trustee's Adjustment Disclaimer. The Trustee has no duty to determine when an adjustment under this Article 10 should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 10.15 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Company's failure to comply with this
Article 10. Each Conversion Agent (other than the Company or an Affiliate of the Company) shall have the same protection under this Section 10.17 as the Trustee.

         SECTION 10.18. Simultaneous Adjustments. If this Article 10 requires adjustments to the Conversion Rate under more than one of Sections 10.06(4), 10.07, 10.08 or 10.09, and the record dates or the dates of announcement for the distributions or issuances giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 10.06, second, the provisions of Section 10.08, third, the provisions of Section 10.07 and, fourth, the provisions of Section 10.09.

         SECTION 10.19. Successive Adjustments. After an adjustment to the Conversion Rate under this Article 10, any subsequent event requiring an adjustment under this Article 10 shall cause an adjustment to the Conversion Rate as so adjusted.



                                   ARTICLE 11
                                  MISCELLANEOUS

         SECTION 11.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

         SECTION 11.02. Notices. Any notice or communication shall be in English and in writing and delivered in person or mailed by first-class mail, postage prepaid, and shall be deemed effective when actually received if addressed as follows:

         if to the Company:

                STMicroelectronics N.V.
                Technoparc du Pays de Gex-B.P. 112
                165, rue Edouard Branly
                01630 Saint Genis Pouilly
                France
                Attention:  Corporate Vice President; Chief Financial Officer,
                            with a copy to each of the Corporate Vice President,

                            Treasurer and the Group Vice President, Corporate Legal Affairs and Intellectual Property

         if to the Trustee:

                The Bank of New York
                101 Barclay Street
                Floor 21 West
                New York, New York 10286
                Attention:  Corporate Trust Administration Global Finance Unit

         The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication given to a Securityholder shall be mailed by first-class mail to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

         If the Company mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

         SECTION 11.03. Certificate and Opinion to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

         (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

         (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         SECTION 11.04. Statements Required in Certificate or Opinion. Each Officers' Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

         (1) a statement that each person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

         (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

         (3) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (4) a statement that, in the opinion of such person, such covenant or condition has been complied with.

         SECTION 11.05. Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 11.06. Rules by Trustee, Paying Agents, Conversion Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of the Securityholders. Each Registrar, Conversion Agent and Paying Agent may make reasonable rules for their functions.

         SECTION 11.07. Legal Holiday. A "Legal Holiday" is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and to the extent applicable no Original Issue Discount or interest, if any, shall accrue for the intervening period.

         SECTION 11.08. Governing Law. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

         SECTION 11.09. Submission to Jurisdiction; Appointment of Agent for Service. The Company agrees and covenants as follows:

         The Company irrevocably agrees that any legal suit, action or proceeding against it arising out of or based upon this Indenture, the Securities or the transactions contemplated hereby may be, but is not required to be, instituted in any United States Federal or State Court in the Borough of Manhattan, The City of New York, State of New York, and irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding and irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including immunity to prejudgment attachment and execution) in any legal suit, action or proceeding against it arising out of this Indenture, the Securities or the transactions contemplated hereby which is instituted in any United States Federal or state court in the Borough of Manhattan, The City of New York, State of New York, or in any foreign court. To the extent permitted by law, the Company hereby waives any objection to the enforcement by any competent foreign court of any jurisdiction validly obtained in any such proceeding. The Company has appointed CT Corporation Systems, 1633 Broadway, New York, New York 10019, as its authorized agent (the "Authorized Agent") upon which process may be served in any such action arising out of or based on this Indenture, the Securities or the transactions contemplated hereby which may be instituted in any United States Federal or state court in the Borough of Manhattan, The City of New York, State of New York, expressly consents to the jurisdiction of any such court in respect of any such action and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointments shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as said agent for service of process and it agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service of process to the Company shall be deemed, in every respect, effective service of process upon the Company. Notwithstanding the foregoing, any action based on this Indenture and the Securities or the transactions contemplated hereby may be instituted by any party hereto, subject to the limitations set forth in Article 6 hereof, by the Holder of any Security in any competent foreign court.

         SECTION 11.10. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

         SECTION 11.11. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          (c) The ownership of the Securities shall be proved by the Security register or by a certificate of the registrar thereof.

         SECTION 11.12. Waiver of Jury Trial. Each of the Company, Trustee, New York Registrar, Dutch Registrar, New York Paying Agent, Paris Paying Agent, New York Conversion Agent, and Paris Conversion Agent hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture, the Securities or the transactions contemplated hereby.

         SECTION 11.13. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

         IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.



                                            STMICROELECTRONICS N.V.



                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

                                            THE BANK OF NEW YORK



                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

                                                                     EXHIBIT A-1

                     [FORM OF FACE OF RULE 144A GLOBAL BOND]

FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT WITH RESPECT TO EACH $1,000 OF PRINCIPAL AMOUNT OF THIS SECURITY IS $310.32, THE ISSUE DATE IS NOVEMBER 16, 2000, AND THE YIELD TO MATURITY IS 3.75% PER ANNUM.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to STMicroelectronics N.V. or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                             STMICROELECTRONICS N.V.

                  Zero Coupon Senior Convertible Bonds due 2010

THIS CONVERTIBLE BOND HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS CONVERTIBLE BOND IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF TRANSFER OF THIS CONVERTIBLE BOND, RESELL OR OTHERWISE TRANSFER THIS CONVERTIBLE BOND EXCEPT (A) TO STMICROELECTRONICS N.V. OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL


                                      A-1-1

BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), IN EACH CASE IN COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER JURISDICTION, AND (3) AGREES THAT IT WILL DELIVER TO EACH U.S. PERSON TO WHOM THIS CONVERTIBLE BOND IS TRANSFERRED WITHIN THE PERIOD REFERRED TO IN RULE 144(k) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS CONVERTIBLE BOND WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER (AS APPLICABLE) ANY TRANSFER OF THIS CONVERTIBLE BOND IN VIOLATION OF THE FOREGOING RESTRICTIONS.

THE HOLDER OR BENEFICIAL OWNER OF SHARES RECEIVED UPON CONVERSION OF THIS CONVERTIBLE BOND MAY NOT REGISTER SUCH SHARES OR CAUSE SUCH SHARES TO BE REGISTERED WITH STMICROELECTRONICS N.V.'S NEW YORK SHARE REGISTER FOR SO LONG AS SUCH SHARES ARE "RESTRICTED SECURITIES"(WITHIN THE MEANING OF RULE 144(a)(3)) THAT ARE NOT ELIGIBLE FOR SALE PURSUANT TO RULE 144(k) UNDER THE SECURITIES ACT.

No.

Issue Date: November 16, 2000
Issue Price:  $689.68 per $1,000 Principal Amount
Original Issue Discount:  $310.32
(for each $1,000 Principal amount)

         STMicroelectronics N.V., (the "Company") a company incorporated under the law of The Netherlands, with its corporate seat in Amsterdam, The Netherlands promises to pay to Cede & Co. or registered assigns, the Principal

Amount set forth on the register of the New York Registrar on November 16, 2010.

         This Security shall not bear interest except as specified on the other side of this Security. Original Issue Discount will accrue as specified on the other side of this Security. This Security is convertible into common shares of the Company as specified on the other side of this Security. All capitalized terms used herein without definition shall have the respective meanings assigned thereto in the Indenture referred to on the other side of this Security.

         Additional provisions of this Security are set forth on the other side of this Security.



                                         STMICROELECTRONICS N.V.


                                         By:
                                            ------------------------------------




TRUSTEE'S CERTIFICATE OF
   AUTHENTICATION


The Bank of New York
as Trustee, certifies that this Security is one of the Securities referred to in the within-mentioned Indenture.



By:  __________________________________
     Authorized Signatory

Date:  ________________________




                                      A-1-3

                                                                     EXHIBIT A-2


                   [FORM OF FACE OF REGULATION S GLOBAL BOND]


FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT WITH RESPECT TO EACH $1,000 OF PRINCIPAL AMOUNT OF THIS SECURITY IS $310.32, THE ISSUE DATE IS NOVEMBER 16, 2000, AND THE YIELD TO MATURITY IS 3.75% PER ANNUM.



                             STMICROELECTRONICS N.V.

                  Zero Coupon Senior Convertible Bonds due 2010

[1 THIS CONVERTIBLE BOND HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS CONVERTIBLE BOND IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF TRANSFER OF THIS CONVERTIBLE BOND, RESELL OR OTHERWISE TRANSFER THIS CONVERTIBLE BOND EXCEPT (A) TO STMICROELECTRONICS N.V. OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT

--------
    1 This legend may not be removed until the 41st day after November 16, 2000.


                                      A-2-1

(IF AVAILABLE), IN EACH CASE IN COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER JURISDICTION, AND (3) AGREES THAT IT WILL DELIVER TO EACH U.S. PERSON TO WHOM THIS CONVERTIBLE BOND IS TRANSFERRED WITHIN THE PERIOD REFERRED TO IN RULE 144(k) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS CONVERTIBLE BOND WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER (AS APPLICABLE) ANY TRANSFER OF THIS CONVERTIBLE BOND IN VIOLATION OF THE FOREGOING RESTRICTIONS.

THE HOLDER OR BENEFICIAL OWNER OF SHARES RECEIVED UPON CONVERSION OF THIS CONVERTIBLE BOND MAY NOT REGISTER SUCH SHARES OR CAUSE SUCH SHARES TO BE REGISTERED WITH STMICROELECTRONICS N.V.'S NEW YORK SHARE REGISTER FOR SO LONG AS SUCH SHARES ARE "RESTRICTED SECURITIES"(WITHIN THE MEANING OF RULE 144(a)(3)) THAT ARE NOT ELIGIBLE FOR SALE PURSUANT TO RULE 144(k) UNDER THE SECURITIES ACT.]

No.

Issue Date: November 16, 2000
Issue Price:  $689.68 per $1,000 Principal Amount
Original Issue Discount:  $310.32
(for each $1,000 Principal amount)

         STMicroelectronics N.V., a company incorporated under the law of The Netherlands with its corporate seat, in Amsterdam, The Netherlands, promises to pay to SICOVAM, or registered assigns, the Principal Amount set forth on the register of SICOVAM on November 16, 2010.

         This Security shall not bear interest except as specified on the other side of this Security. Original Issue Discount will accrue as specified on the other side of this Security. This Security is convertible into Common Shares of the Company as specified on the other side of this Security. All capitalized terms used herein


                                      A-2-2
without definition shall have the respective meanings assigned thereto in the Indenture referred to on the other side of this Security.

         Additional provisions of this Security are set forth on the other side of this Security.



                                      STMICROELECTRONICS N.V.



                                      By:
                                         ---------------------------------------




TRUSTEE'S CERTIFICATE OF
   AUTHENTICATION


The Bank of New York
as Trustee, certifies that this Security is one of the Securities referred to in the within-mentioned Indenture.




By:  __________________________________
        Authorized Signatory

Date:  ________________________



                                      A-2-3

                                                                     EXHIBIT A-3


                  [FORM OF FACE OF DEFINITIVE REGISTERED BOND]


FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT WITH RESPECT TO EACH $1,000 OF PRINCIPAL AMOUNT OF THIS SECURITY IS $310.32, THE ISSUE DATE IS NOVEMBER 16, 2000, AND THE YIELD TO MATURITY IS 3.75% PER ANNUM.



                             STMICROELECTRONICS N.V.

                  Zero Coupon Senior Convertible Bonds due 2010

[1 THIS CONVERTIBLE BOND HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS CONVERTIBLE BOND IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF TRANSFER OF THIS CONVERTIBLE BOND, RESELL OR OTHERWISE TRANSFER THIS CONVERTIBLE BOND EXCEPT (A) TO STMICROELECTRONICS N.V. OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM
--------
     1 In the case of a Regulation S Definitive Registered Bond only, this legend may be removed after the 41st day after November 16, 2000.


                                      A-3-1

REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), IN EACH CASE IN COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER JURISDICTION, AND (3) AGREES THAT IT WILL DELIVER TO EACH U.S. PERSON TO WHOM THIS CONVERTIBLE BOND IS TRANSFERRED WITHIN THE PERIOD REFERRED TO IN RULE 144(k) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS CONVERTIBLE BOND WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER (AS APPLICABLE) ANY TRANSFER OF THIS CONVERTIBLE BOND IN VIOLATION OF THE FOREGOING RESTRICTIONS.

THE HOLDER OR BENEFICIAL OWNER OF SHARES RECEIVED UPON CONVERSION OF THIS CONVERTIBLE BOND MAY NOT REGISTER SUCH SHARES OR CAUSE SUCH SHARES TO BE REGISTERED WITH STMICROELECTRONICS N.V.'S NEW YORK SHARE REGISTER FOR SO LONG AS SUCH SHARES ARE "RESTRICTED SECURITIES"(WITHIN THE MEANING OF RULE 144(a)(3)) THAT ARE NOT ELIGIBLE FOR SALE PURSUANT TO RULE 144(k) UNDER THE SECURITIES ACT.

No.

Issue Date: November 16, 2000
Issue Price:  $689.68 per $1,000 Principal Amount
Original Issue Discount:  $310.32
(for each $1,000 Principal amount)

         STMicroelectronics N.V., a company incorporated under the laws of The Netherlands, with its corporate seat in Amsterdam, The Netherlands, promises to pay to _________________________, or registered assigns, the Principal Amount of _______________________ Dollars ($______________) on November 16, 2010.

         This Security shall not bear interest except as specified on the other side of this Security. Original Issue Discount will accrue as specified on the other side of


                                      A-3-2
this Security. This Security is convertible into Common Shares of the Company as specified on the other side of this Security. All capitalized terms used herein without definition shall have the respective meanings assigned thereto in the Indenture referred to on the other side of this Security.

         Additional provisions of this Security are set forth on the other side of this Security.



                                       STMICROELECTRONICS N.V.



                                       By:
                                           -------------------------------------




TRUSTEE'S CERTIFICATE OF
   AUTHENTICATION


The Bank of New York
as Trustee, certifies that this Security is one of the Securities referred to in the within-mentioned Indenture.




By:  __________________________________
        Authorized Signatory

Date:  ________________________


                                      A-3-3

                                                                     EXHIBIT B-1

                         [FORM OF REVERSE SIDE OF BOND]

                  Zero Coupon Senior Convertible Bonds due 2010

         1. Interest

         This Security shall not bear interest, except that if the Principal Amount hereof or any portion of such Principal Amount is not paid when due (whether upon acceleration pursuant to Section 6.02 of the Indenture, upon the date set for payment of the Redemption Price pursuant to paragraph 5 hereof, upon the date set for payment of the Purchase Price or Change in Control Purchase Price pursuant to paragraph 6 hereof or upon the Stated Maturity of this Security) or if Common Shares (or cash in lieu of fractional Common Shares) in respect of a conversion of this Security in accordance with the terms of
Article 10 of the Indenture is not delivered when due, then in each such case the overdue amount shall bear interest at the rate of 3.75% per annum, compounded semiannually (to the extent that the payment of such interest shall be legally enforceable), which interest shall accrue from the date such overdue amount was due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.

         Original Issue Discount (the difference between the Issue Price and the Principal Amount of the Security), in the period during which a Security remains outstanding, shall accrue at 3.75% per annum, on a semiannual bond equivalent basis using a 360-day year composed of twelve 30-day months, commencing on the Issue Date of this Security, and cease to accrue on the earlier of (a) the date on which the Principal Amount hereof or any portion of such Principal Amount becomes due and payable and (b) any Redemption Date, Conversion Date, Change in Control Purchase Date, Purchase Date or other date on which such Original Issue Discount shall cease to accrue in accordance with Section 2.07 of the Indenture.

         2. Method of Payment

         Subject to the terms and conditions of the Indenture, STMicroelectronics N.V. (the "Company") will make payments in respect of the Securities to the persons who are registered Holders of Securities at the close of business on the Business Day preceding the Redemption Date or Stated Maturity, as the case may be, or at the close of business on the Purchase Date, Change in Control Purchase Date or Conversion Date, as the case may be. Holders must surrender Securities


                                      B-1-1
to a Paying Agent to collect such payments in respect of the Securities. The Company will pay cash amounts in money of The United States of America that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

         3. Paying Agent, Conversion Agent and Registrar

         Initially, The Bank of New York, a New York banking corporation, will act as New York Conversion Agent, New York Paying Agent and New York Registrar. Initially, BNP Paribas, a societe anonyme organized under the laws of the French Republic, will act as Paris Conversion Agent and Paris Paying Agent, and Netherlands Management Company B.V., a company incorporated under the laws of The Netherlands, will act as Dutch Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar, upon notice to the Trustee and the Holders. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar.

         4. Indenture

         The Company issued the Securities under an Indenture, dated as of November 16, 2000 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and, as in effect on the date of the Indenture (the "TIA"). Capitalized terms used herein or on the face hereof and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

         The Securities are general unsecured obligations of the Company limited to the aggregate Principal Amount specified in Section 2.02 of the Indenture (subject to Section 2.06 of the Indenture). The Indenture does not limit other indebtedness of the Company.

         5. Redemption at the Option of the Company

         No sinking fund is provided for the Securities. Prior to November 16, 2003, the Securities will not be redeemable at the option of the Company, except as provided in the last two paragraphs of this paragraph 5. During the period from November 16, 2003 until the close of business on November 15, 2005, the


                                      B-1-2

Company may only redeem the Securities for cash as a whole at the end of any period of 30 consecutive Trading Days during which the Average Sale Price on each of the 30 Trading Days is equal to or greater than 130% of the Conversion Price then in effect. The Company must provide notice of redemption of the Securities within a maximum of five Trading Days following the last day of the said 30 days' Trading Period, whereupon the Trustee shall promptly publish the notice of redemption in the Wall Street Journal or another daily newspaper of national circulation, The Financial Times and Les Echos or La Tribune. During the period from November 16, 2003 until the close of business on November 15, 2005, the Company may only redeem the Securities as described above upon not less than 30 days' nor more than 60 days' notice of redemption given by publication in the Wall Street Journal or another daily newspaper of national circulation, the Financial Times and Les Echos or La Tribune.

         On and after November 16, 2005, the Company may redeem the Securities for cash at any time. The Securities may be redeemed, in whole or in part, upon not less than 30 days' nor more than 60 days' notice of redemption given by mail to Holders of Securities (unless a shorter notice shall be satisfactory to the Trustee). Any such redemption must be in multiples of $1,000 Principal Amount.


         Any redemption pursuant to this paragraph 5 shall be at the Redemption Price on the relevant Redemption Date. The table below sets forth the Redemption Prices of a Security per $1,000 Principal Amount upon redemption on November 16, 2003, at each November 16 thereafter prior to maturity, and at Stated Maturity, which prices reflect accrued Original Issue Discount calculated to each such date. The Redemption Price of a Security redeemed between such dates shall include an additional amount reflecting the additional Original Issue Discount accrued from and including the next preceding date in the table to, but excluding, the Redemption Date.


                                    (1)         (2) Accrued
                                  Security     Original Issue    (3) Redemption
Redemption Date                 Issue Price    Discount at %     Price = (1)+(2)
---------------                 -----------    -------------     ---------------
November 16, 2003............     689.68            81.32           771.00
November 16, 2004............     689.68           110.50           800.18
November 16, 2005............     689.68           140.79           830.47
November 16, 2005............     689.68           172.22           861.90
November 16, 2006............     689.68           204.85           894.53
November 16, 2007............     689.68           238.71           928.39
November 16, 2008............     689.68           273.85           963.53


                                      B-1-3

November 16, 2010............      689.68          310.32         1,000.00

         The Securities are also redeemable for cash at the Company's option prior to their maturity in the event of certain changes in the tax laws of The Netherlands (including any enactment of the Veegwet Wet inkomstenbelasting 2001 (the "Bill") in a form different from the version of the Bill submitted to the Parliament of The Netherlands on October 23, 2000, provided that any changes to the Bill as originally proposed result in the Bill applying to the Securities for Netherlands tax purposes) that occur after November 6, 2000, as specified below. If as a result of any change in, or amendment to, the laws or regulations of The Netherlands or any political subdivision or taxing authority thereof or therein, which change or amendment is proposed and becomes effective on or after November 6, 2000 (including any enactment of the Bill in a form different from the version submitted to the Parliament of the Netherlands on October 23, 2000, provided that any changes to the Bill as originally proposed result in the Bill applying to the Securities for Netherlands Tax Purposes), the Company is obligated to pay to the holder of any Security Additional Amounts, and such obligations cannot be avoided by the Company taking reasonable measures available to it, then the Company may, at its option, redeem the Securities as a whole but not in part, upon not less than 30 nor more than 60 days' notice given as provided in the Indenture, at the then applicable Redemption Price but without reduction for applicable Netherlands withholding taxes except that (i) no such notice of redemption may be given earlier than 60 days prior to the earliest date on which the Company would be obligated to pay any such Additional Amounts were a payment in respect of the Securities then due, and (ii) at the time such notice is given, such obligation to pay such Additional Amounts remains in effect. Prior to the giving of any such notice of redemption, the Company must deliver to the Trustee (a) a certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company so to redeem have occurred and (b) an opinion of independent counsel or an independent accountant of recognized standing acceptable to the Trustee to the effect that the Company has or will become obligated to pay such Additional Amounts as a result of such change or amendment. The Company's right to redeem the Securities shall continue as long as the Company is obligated to pay such Additional Amounts, notwithstanding that the Company shall have made payments of Additional Amounts.

         The Securities may be also redeemed for cash at the Company's option before maturity, in whole but not in part, at any time that, as a consequence of the exercise of conversion rights, redemptions or purchases, 10 per cent or less of the original aggregate principal amount of the Securities remains outstanding. The Company's right to redeem under this provision is in addition to and is in no way


                                      B-1-4
intended to limit other rights of the Company under the Indenture including its right to redeem the Securities in other circumstances. In the event the Company elects to redeem the Securities, it will do so at the then applicable redemption price, which will be equal to the original issue price plus the accrued Original Issue Discount calculated to the date of the redemption. The Company may only redeem the Securities in accordance with this paragraph if it has given at least 30 days' and not more than 60 days' notice of the redemption. The Trustee shall promptly publish the notice of redemption in The Wall Street Journal, the Financial Times, Les Echos or La Tribune.

         6. Purchase of Securities by the Company at the Option of the Holder

         Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Securities held by such Holder on January 17, 2005 (the "Purchase Date") and at a purchase price of $805.15 (the "Purchase Price") per $1,000 Principal Amount of such Securities, upon delivery of the Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to the Purchase Date until the close of business on the Purchase Date and upon delivery of the Securities to any Paying Agent by the Holder as set forth in the Indenture. The Purchase Price shall be paid in cash.

         Subject to the terms and conditions of the Indenture, if any Change in Control occurs after November 6, 2000, the Company shall, at the option of the Holders, purchase all Securities for which a Change in Control Purchase Notice shall have been delivered as provided in the Indenture and not withdrawn, on the date that is 35 Business Days after the occurrence of such Change in Control, for a Change in Control Purchase Price equal to the Issue Price plus accrued Original Issue Discount to the Change in Control Purchase Date, which Change in Control Purchase Price shall be paid in cash.

         Holders have the right to withdraw any Purchase Notice or Change in Control Purchase Notice, as the case may be, until the close of business on the Purchase Date or Change in Control Purchase Date, as the case may be, by delivering to any Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

          If cash sufficient to pay the Purchase Price or Change in Control Purchase Price of all Securities or portions thereof to be purchased as of the Purchase Date or the Change in Control Purchase Date, as the case may be, is deposited with any Paying Agent on the Business Day following the Purchase Date or the Business Day following the Change in Control Purchase Date, as the case may be, Original


                                      B-1-5

Issue Discount ceases to accrue on such Securities (or portions thereof) on and after such date, and the Holders thereof shall have no other rights as such (other than the right to receive the Purchase Price or Change in Control Purchase Price, as the case may be, upon surrender of such Security).

         Holders may surrender a Security for purchase by the Company by means of book entry delivery in accordance with the provisions set forth herein and the regulations of the applicable book entry facility. For the purposes of this paragraph 6, a Security shall be deemed to have been surrendered to a Paying Agent upon receipt by such Paying Agent of a copy of an irrevocable notice given by any book entry facility to the holder of the certificate corresponding to such Security instructing it to deliver such certificate to the relevant Registrar for cancellation.

         7. Notice of Redemption

         Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with any Paying Agent prior to or on the Redemption Date, on and after such date Original Issue Discount ceases to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 of Principal Amount may be redeemed in part but only in integral multiples of $1,000 of Principal Amount.

         8. Conversion

         Subject to the next two succeeding sentences, a Holder of a Security may convert it into Common Shares of the Company at any time before the close of business on November 16, 2010 provided, however, that if a Security is called for redemption, the Holder may convert it at any time before the close of business on the Redemption Date. The number of Common Shares to be delivered upon conversion of a Security into Common Shares per $1,000 of Principal Amount shall be equal to the Conversion Rate. A Security in respect of which a Holder has delivered the Purchase Notice or Change in Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if the notice of exercise is withdrawn in accordance with the terms of the Indenture. A Holder may elect to take delivery of Common Shares in the form of either Dutch Shares or New York Shares; provided that (i) Holders or beneficial owners of Common Shares received upon conversion of all or a portion of the Rule 144A Global Bond or any Rule 144A Definitive Registered Bond and (ii) Holders or beneficial owners of Common


                                      B-1-6

Shares received upon conversion of all or a portion of the Regulation S Global Bond or any Regulation S Definitive Registered Bond during the 40-day period following the date hereof, may not elect to take delivery of Common Shares in the form of New York Shares but shall take delivery of any Common Shares in the form of Dutch Shares.

         The initial Conversion Rate is 9.320 Common Shares per $1,000 Principal Amount, subject to adjustment in certain events described in the Indenture. The Company will deliver cash or a check in lieu of any fractional Common Shares. In the event that conversion of all of the Securities at the initial Conversion Rate established upon issuance would result in the issuance of more than 20,000,000 Common Shares (and in any event not more than 20,000,003 Common Shares), such Common Shares that are issuable in excess of 20,000,000 Common Shares shall be treated as fractional shares. The foregoing sentence shall cease to apply subsequent to the adjustment of the Conversion Rate, even if such adjustment results in more than 20,000,000 Common Shares being required to be issued.

         To convert a Security a Holder must (i) complete and manually sign the conversion notice on the back of the Security (or complete and manually sign a facsimile of such notice) and state in the conversion notice whether the Holder elects to receive Dutch Shares or New York Shares upon conversion and deliver such notice to a Conversion Agent (or any applicable office or agency referred to in Section 4.05 of the Indenture) or, if applicable, complete and deliver to the applicable book entry facility the appropriate instruction form for conversion pursuant to such book entry facility's book entry conversion program,
(ii) surrender the Security to a Conversion Agent by physical or book entry delivery (if necessary under such book entry facility's book entry conversion program), (iii) furnish appropriate endorsements and transfer documents if required by any Conversion Agent, the Company or the Trustee and (iv) pay any transfer or similar tax, if required. Book entry delivery of a Security to any Conversion Agent may be made by any financial institution that is a participant in such book entry facility; conversion through such book entry facility's book entry conversion program is available for any security that is held in an account maintained at such book entry facility by any such participant.

         Upon conversion of a Security, the Company shall, on the Conversion Date, redeem any Security delivered for conversion at a Redemption Price equal to the sum of the Issue Price of the Security plus accrued Original Issue Discount from the Issue Date to the Conversion Date and the Company shall pay such redemption monies into an account in the name of the Trustee (on behalf of the relevant Holder). When the redemption monies are paid into such an account in the name of the Trustee, the Trustee shall, on behalf of the relevant Holder,


                                      B-1-7
immediately transfer such redemption monies to the Company in exchange for the Common Shares deliverable upon conversion to the relevant Holder. Such Holder shall be deemed to have consented to such transfer without any requirement that such Holder take any action or be notified of any such transfers.

         A Holder may convert a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Common Shares, other than payment of cash for fractional shares, and except as provided in the Indenture. On conversion of a Security, that portion of accrued Original Issue Discount attributable to the period from the Issue Date to the Conversion Date with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed paid in full to the Holder thereof through the delivery of the Common Shares (as per the procedures set forth in the preceding paragraph) in exchange for the Security being converted pursuant to the terms hereof.

         The Conversion Rate will be adjusted for dividends or distributions on Common Shares payable in Common Shares or other Capital Stock; certain subdivisions, combinations or reclassifications of Common Shares or securities convertible into Common Shares; distributions to all holders of Common Shares of certain rights, warrants or options to purchase Common Shares or securities convertible into Common Shares for a period expiring within 60 days after the record date for such distribution at a price per share less than the Sale Price at the Time of Determination; distributions to holders of Common Shares of assets or debt securities of the Company or certain rights, warrants or options to purchase securities of the Company (excluding certain cash dividends or other cash distribution (except to the extent cash dividends or other cash distributions constitute Extraordinary Cash Dividends) from consolidated current net earnings or earned surplus or dividends payable in Common Shares; and the issuance by the Company for cash of Common Shares or options, warrants or other rights to subscribe or purchase Common Shares not otherwise described above at a price per Common Share which is less than 95% of the Sale Price on the Trading Day immediately preceding the announcement of such issuance other than shares issued pursuant to the 2000-2003 employee share purchase plan and upon the exercise of options to purchase up to 33,000,000 common shares granted pursuant to existing option plans, or (otherwise than as described above) the issuance of securities for cash which carry conversion, exchange or subscription rights at a consideration per Common Share which is less than 95% of the Sale Price on the Trading Day immediately preceding the announcement of such issuance. However, no adjustment need be made if Securityholders may participate in the transaction or in certain other cases. The Company from time to time may voluntarily increase the Conversion Rate.


                                      B-1-8

         If the Company is a party to a consolidation, merger or binding share exchange of the type specified in the Indenture, or certain transfers of all or substantially all of its assets to another person, or in certain other circumstances described in the Indenture, the right to convert a Security into Common Shares may be changed into a right to convert it into securities, cash or other assets of the Company or another person.

         9. Conversion Arrangement on Call for Redemption

         Any Securities called for redemption, unless surrendered for conversion before the close of business on the Redemption Date, may be deemed to be purchased from the Holders of such Securities at an amount not less than the Redemption Price, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Securities from the Holders and to make payment for such Securities to the Trustee in trust for such Holders.

         10. Denominations; Transfer; Exchange

         The Securities are in fully registered form, without coupons, in denominations of $1,000 of Principal Amount and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. A Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. A Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which the Purchase Notice or Change in Control Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

         11. Persons Deemed Owners

         The registered Holder of this Security may be treated as the owner of this Security for all purposes.

         12. Unclaimed Money or Securities

         The Trustee and each Paying Agent shall return to the Company any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, provided, however, that the Trustee or such Paying Agent, before being required to make any such return, may


                                      B-1-9
at the expense of the Company cause to be published once in The Wall Street Journal or another daily newspaper of national circulation, The Financial Times and Les Echos or La Tribune or mail to each such Holder notice that such money or securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed money or securities then remaining will be returned to the Company. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person, and the Trustee and each Paying Agent shall have no further liability with respect to such money or securities for that period commencing after the return thereof.

         13. Amendment; Waiver

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount of the Securities at the time outstanding and (ii) certain defaults or noncompliance with certain provisions may be waived with the written consent of the Holders of at least a majority in aggregate Principal Amount of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, defect or inconsistency, or to comply with Article 5 or Section 10.15 of the Indenture or to make any change that does not adversely affect the rights of any Securityholder.

         14. Defaults and Remedies

         Under the Indenture, Events of Default include (i) default in payment of the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price or Change in Control Purchase Price, as the case may be, in respect of the Securities when the same becomes due and payable;
(ii) failure either to deliver Common Shares (or cash in lieu of fractional Common Shares) in accordance with the terms of the Indenture when such Common Shares (or cash in lieu of fractional Common Shares) is required to be delivered following conversion of a Security and such failure is not remedied for a period of 10 days; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, subject to notice and lapse of time; (iv) default under any mortgage (including any pledge, lien, deed of trust, security interest or other similar encumbrance), indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed of the Company, which default shall have resulted in such indebtedness, in an


                                     B-1-10
aggregate principal amount exceeding $10 million becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable without such indebtedness being discharged or such acceleration having been rescinded or annulled, or there having been deposited in trust a sum of money sufficient to discharge such indebtedness within a period of 20 days after the giving of a Notice of Default; or (v) certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding, may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities becoming due and payable immediately upon the occurrence of such Events of Default.

         Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of amounts specified in clause
(i) above) if it determines that withholding notice is in their interests.

         15. Trustee Dealings with the Company

         Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

         16. No Recourse Against Others

         A director, member of the Board, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.


                                     B-1-11

         17. Authentication

         This Security shall not be valid until an authorized officer of the Trustee or any Authenticating Agent manually signs the Certificate of Authentication on the other side of this Security.

         18. Abbreviations

         Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common) and CUST (=custodian), and UNIF TRANS MIN ACT (=Uniform Transfers to Minors Act).

         19. GOVERNING LAW

         THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.


                                     B-1-12

ASSIGNMENT FORM                                       CONVERSION NOTICE

To assign this Security, fill in the form       To convert this Security into
below:                                          Common Shares of the Company,
                                                check the box:|_|

I or we assign and transfer this Security to    To convert only part of this
                                                Security, state the Principal
                                                Amount to be converted(which
____________________________________________    must be $1,000 or an integral
(Insert assignee's soc. sec. or tax ID no.)     multiple of $1,000):

____________________________________________    $__________________

____________________________________________

____________________________________________

____________________________________________

(Print or type assignee's name,                 If you want the stock
 address and zip code)                          certificate made out in another
                                                person's name, fill in the form
                                                below:

and irrevocably appoint ____________________    ___________________________
as agent to transfer this Security on the       (Insert person's soc. sec.
books of the Company. The agent may             or tax ID no.)
substitute another to act for him.              ___________________________
                                                ___________________________
To resell or transfer this Security check       ___________________________
one of the boxes below:                         ___________________________
                                                (Print or type person's name,
|_| I or we assign or transfer this security    address and zip code)
to STMicroelectronics N.V or its subsidiary
_______________ (print or type name of          The undersigned Holder elects to
subsidiary)                                     receive Common Shares as checked
                                                below:

|_| I or we assign and transfer this
security to a Qualified Institutional Buyer     ____________ Shares of Dutch
("QIB") as defined in Rule 144A under the       Registry
Securities Act

|_| I or we assign and transfer this            __________ Shares of New York
security outside the United States in an        Registry (Not available to
offshore transaction in compliance with Rule    holders or beneficial owners of
903 or 904 under the Securities Act             shares received upon conversion
                                                of Rule 144A Bonds)

|_| I or we assign and transfer this
security pursuant to the exemption from
registration provided by Rule 144 under the Securities Act

I or we hereby declare and represent that the assignment of this Security is made in compliance with all applicable securities laws of the states of the United States or any other jurisdiction.

Date: ______________________          Your Signature: _______________________
_____________________________________________________________________________
(Sign exactly as your name appears on the other side of this Security)

* Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements in the case of the New York Registrar include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the New York Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                     B-1-13

                                                                       EXHIBIT C

                     FORM OF CERTIFICATE TO BE DELIVERED IN
               CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S

                                                        _______________, _______

The Bank of New York
101 Barclay Street
Floor 21 West
New York, New York 10286
Attention: Corporate Trust Administration

                           Re: STMICROELECTRONICS N.V.

                  Zero Coupon Senior Convertible Bonds due 2010

Ladies and Gentlemen:

         In connection with our proposed sale of o _____________ principal amount of the Convertible Bonds, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933 and, accordingly, we represent that:

         (1) the offer of the Convertible Bonds was not made to a person in United States;

         (2) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

         (3) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

         (4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By _____________________________
       Authorized Signature

                                      C-1-1